LOAN AND AGENCY AGREEMENT

                                      among

                               PCI SERVICES, INC.
                          PACKAGING COORDINATORS, INC.
                               PCI HOLDINGS, INC.
                              PCI OF VIRGINIA, INC.
                                PCI/DELVCO, INC.
                            PCI/TRI-LINE (USA), INC.
                                P.C. REALTY, INC.

                                       and

                             THE BANKS LISTED HEREIN

                                       AND

                             MERIDIAN BANK, AS AGENT


                          Dated as of February 28, 1996


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                                TABLE OF CONTENTS


Article                                                                     Page
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  I.   Definitions....................................................        1

 II.   Credit Accommodations...............................................  12
       2.1    The Revolving Credit.........................................  12
       2.2    Term Loans...................................................  15
       2.3    The Equipment Facility.......................................  17
       2.4    Method of Borrowing..........................................  19
       2.5    Interest.....................................................  21
       2.6    Conversion and Continuation of Loans.........................  24
       2.7    Special Provisions Applicable to the Adjusted
              LIBOR Rate...................................................  24
       2.8    Repayment....................................................  26
       2.9    Prepayment...................................................  28
       2.10   Requirements of Law; Changes in Circumstances;
               Yield Protection............................................  28
       2.11   Tax Withholding..............................................  29
       2.12   Joint and Several Liability..................................  30

III.   Security............................................................  31
       3.1    Security Documents...........................................  31

 IV.   Representations and Warranties of the Borrowers.....................  31
       4.1    Good Standing of the Borrowers; Authorization................  31
       4.2    Compliance with Laws; Permits Licensees......................  31
       4.3    No Conflict; Governmental Approvals..........................  32
       4.4    Financial and Other Information Regarding
              Borrowers....................................................  32
       4.5    Taxes........................................................  32
       4.6    Encumbrances and Guaranties..................................  33
       4.7    Material Adverse Changes.....................................  33
       4.8    Margin Securities............................................  33
       4.9    ERISA........................................................  33
       4.10   Pending Litigation...........................................  33
       4.11   Valid, Binding and Enforceable...............................  34
       4.12   Priority of Mortgage.........................................  34
       4.13   Priority of Security Interests...............................  34
       4.14   Environmental Matters........................................  34
       4.15   No Untrue Statements.........................................  35
       4.16   Solvency ....................................................  35
  V.   Conditions Precedent to the Obligations of the Agent
               and the Banks...............................................  35
       5.1    Documents to be Delivered by the Borrowers
               at Closing..................................................  35
       5.2    Conditions Precedent to Making Loans.........................  37

 VI.   Affirmative Covenants of the Borrowers..............................  37
       6.1    Use of Proceeds..............................................  37
       6.2    Financial Statements.........................................  37
       6.3    Ordinary Course of Business; Records.........................  38
       6.4    Information for the Agent and Banks..........................  39

                                       (i)

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Article                                                                     Page
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       6.5    Insurance....................................................  39
       6.6    Maintenance..................................................  40
       6.7    Taxes/Other Charges..........................................  40
       6.8    Leases.......................................................  40
       6.9    Corporate Existence; Certain Rights; Laws....................  40
       6.10   Notice of Litigation or Other Proceedings....................  40
       6.11   Indebtedness.................................................  40
       6.12   Notice of Events of Default..................................  41
       6.13   ERISA........................................................  41
       6.14   Deposit Accounts.............................................  41
       6.15   Financial Covenants..........................................  41
       6.16   Compliance with Environmental Laws...........................  41
       6.17   Further Actions .............................................  41
       6.18   Subsidiary Group Covenants...................................  42
       6.19   Packaging Coordinators Mortgage..............................  42
       6.20   Acquisition..................................................  42
       6.21   Perfection of Stock..........................................  42
       6.22   Management...................................................  42
       6.23   Corporate Documents..........................................  42
       6.24   Delivery of Collateral.......................................  42

VII.   Negative Covenants..................................................  43
       7.1    Fundamental Corporate Changes................................  43
       7.2    Indebtedness.................................................  43
       7.3    Encumbrances.................................................  44
       7.4    Guaranties...................................................  45
       7.5    Sales and Lease-Backs........................................  45
       7.6    Loans, Investments...........................................  45
       7.7    Change in Business...........................................  45
       7.8    Sale or Discount of Receivables..............................  45
       7.9    ERISA........................................................  45
       7.10   Restricted Payments..........................................  46
       7.11   Management and Service Fees..................................  46
       7.12   Compliance with Federal Reserve Board
              Regulations..................................................  46

VIII.  Events of Default...................................................  47
       8.1    Failure to Pay...............................................  47
       8.2    Breach of Covenants or Conditions............................  47
       8.3    Defaults in Other Agreements.................................  47
       8.4    Agreements Invalid...........................................  47
       8.5    False Warranties; Breach of Representations..................  47
       8.6    Judgments....................................................  47
       8.7    Bankruptcy or Insolvency of the Borrowers....................  48
       8.8    Attachments..................................................  48
       8.9    PCI Services Change in Control...............................  48

 IX.   Remedies............................................................  49
       9.1    Further Advances; Acceleration; Setoff.......................  49
       9.2    Further Remedies.............................................  50

  X.   Agency Agreement....................................................  50
       10.1   Appointment and Authorization................................  50
       10.2   Duties and Obligations.......................................  51
       10.3   The Agent as a Bank..........................................  52
       10.4   Independent Credit Decisions.................................  52

                                      (ii)

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Article                                                                     Page
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       10.5   Indemnification..............................................  53
       10.6   Successor Agent..............................................  53
       10.7   Additional Agents............................................  53
       10.8   Allocations Made by Agent....................................  54
       10.9   Liquidation..................................................  54
       10.10  Sharing of Collections.......................................  54
       10.11  Survival.....................................................  55

 XI.   Miscellaneous.......................................................  55
       11.1   Remedies Cumulative; No Waiver...............................  55
       11.2   Notices......................................................  55
       11.3   Costs, Expenses and Attorneys' Fees..........................  56
       11.4   Survival of Covenants........................................  56
       11.5   Counterparts; Effectiveness..................................  56
       11.6   Headings.....................................................  57
       11.7   Payment Due On A Day Other Than a Business Day...............  57
       11.8   Judicial Proceedings.........................................  57
       11.9   Governing Law................................................  57
       11.10  Integration..................................................  57
       11.11  Amendment and Waiver.........................................  57
       11.12  Successors and Assigns.......................................  58
       11.13  Severability of Provisions...................................  61
       11.14  Consent to Jurisdiction and Service of Process...............  61
       11.15  Indemnification..............................................  61

                                      (iii)

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                            LOAN AND AGENCY AGREEMENT

                  THIS LOAN AND AGENCY AGREEMENT (this "Agreement"), dated as of February 28, 1996, is between PCI SERVICES, INC., a Delaware corporation ("PCI Services"), PACKAGING COORDINATORS, INC., a Pennsylvania corporation ("Packaging Coordinators"), PCI OF VIRGINIA, INC., a Delaware corporation ("Virginia"), PCI/DELVCO, INC., a Delaware corporation ("Delvco"), PCI/TRI-LINE (USA), INC., a Delaware corporation ("PCI/Tri-Line"), PCI HOLDINGS, INC., a Delaware corporation ("Holdings"), and P.C. REALTY, INC., a Delaware corporation ("Realty"; together with PCI Services, Packaging Coordinators, Virginia, Delvco, PCI/Tri-Line and Holdings, collectively referred to as the "Borrowers," and individually a "Borrower"), the Banks parties hereto from time to time, and MERIDIAN BANK, as Agent for the Banks (in such capacity, the "Agent").


                                   BACKGROUND

                  The Banks, the Agent and the Borrowers desire to set forth the terms and conditions under which the Banks will make available to the Borrowers certain credit facilities to be used for the purposes specified in this Agreement. Accordingly, the Banks, the Agent and the Borrowers, each intending to be legally bound hereby, agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  Terms used herein without definition that are defined in the Uniform Commercial Code shall have the meanings ascribed to them therein, unless the context requires otherwise. The following terms shall have the following meanings in this Agreement:

                  "Acquisition" shall mean the acquisition by PCI Services of all the Shares pursuant to the Acquisition Agreements and the other transactions set forth therein.

                  "Acquisition Agreements" shall mean collectively, (i) the Agreement for the Sale and Purchase of Shares of Unipack Limited between PCI Services and P. Speirs and Others; (ii) the Option Agreement Re: Shares in Unipack Limited among, inter alia, Robert Fleming Investment Trust Limited and PCI Services; and (iii) the Option Agreement Re: Shares in Unipack Limited between L. Gillam and PCI Services, together with all exhibits, amendments, modifications schedules and supplements thereto as may be in effect from time to time.

                  "Acquisition Guaranty" shall mean the Guaranty, dated the same date of this Agreement, by PCI Acquisition I, Inc. and

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PCI Acquisition II, Inc., both Delaware corporations, as guarantors, together with all amendments, modifications, exhibits and schedules thereto as may be in effect from time to time.

                  "Adjusted LIBOR Rate" shall mean the interest rate equal to the sum of LIBOR plus the applicable Adjustment Factor and shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed.

                  "Adjusted LIBOR Rate Loan" shall mean any Loan accruing interest at the Adjusted LIBOR Rate.

                  "Adjusted Prime Rate" shall mean the interest rate equal to the sum of the Prime Rate plus the applicable Adjustment Factor and shall be calculated on the basis of a 360-day year.

                  "Adjusted Prime Rate Loan" shall mean any Loan accruing interest at the Adjusted Prime Rate.

                  "Adjustment Factor" shall have the meaning set forth in
Section 2.5 of this Agreement.

                  "Affiliate" shall mean any Subsidiary of any Borrower and any Person or entity that, now or hereafter, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common ownership or control with any Borrower. For purposes of this definition, the terms "control," "controls" and "controlled" shall refer to the power to determine the management or policies of a Person, whether resulting from an official position or capacity with such Person, direct or indirect beneficial ownership of at least ten percent (10%) of the voting securities or other equity interests of such Person, or otherwise.

                  "Agent" shall have the meaning set forth in the initial paragraph of this Agreement, together with its successors and assigns.

                  "Agreement" shall mean this agreement, together with all exhibits, amendments, modifications and supplements hereto as may be in effect from time to time.

                  "Allpack Holdings" shall mean PCI/Allpack Holdings, Inc., a Delaware corporation.

                  "Allpack Holdings Pledge Agreement" shall mean the pledge agreement between Allpack Holdings as pledgor and the Agent as pledgee, dated as of the same date of this Agreement, by which the stock of Allpack Industrielle Lohnverpackung GMBH, shall be pledged to the Agent for the benefit of the Banks, together with all amendments, modifications, exhibits and schedules thereto as may be in effect from time to time.

                  "Applicable Law" shall mean all applicable provisions of (i) constitutions, statutes, rules, regulations and orders of

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governmental authorities of any kind having jurisdiction over the Bank or any
Borrower, (ii) authorizations, consents, approvals, and licenses of such governmental authorities, (iii) judgments, and (iv) common law and equity.

                  "Applicable Rate" shall mean the Fixed Rate or a Floating Rate, as appropriate.

                  "Assignee" has the meaning set forth in Section 11.12(c) of this Agreement.

                  "Banks" or "Bank" shall mean each bank listed on the signature pages hereof, together with its or their successors and assigns, and each Assignee which becomes a Bank pursuant to Section 11.12 of this Agreement.

                  "Borrowers" or "Borrower" shall have the meaning specified in the initial paragraph of this Agreement, together with its or their successors and assigns.

                  "Business Day" shall mean any day other than a Saturday, Sunday, public holiday under the laws of the Commonwealth of Pennsylvania or other day on which banking institutions are authorized or obligated to close in the City of Philadelphia and the City in which is located the office of any successor Agent.

                  "Capital Lease" shall mean any lease of property which, in accordance with GAAP, should be capitalized on the lessee's balance sheet.

                  "Capital Lease Obligation" shall mean the amount of the liability which, according to GAAP, should be capitalized or disclosed with respect to a Capital Lease.

                  "Closing" shall mean the execution and delivery to the Agent and the Banks of all of the documents and instruments required by the terms of this Agreement and the closing of the loan transactions contemplated by this Agreement.

                  "Closing Date" shall mean the date on which the Closing takes place.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, and all rules and regulations with respect thereto in effect from time to time.

                  "Collateral" shall have the meaning set forth in the Security Agreement and shall also include the "Mortgaged Property" as defined in the Mortgage and the Pledged Stock as set forth in the Pledge Agreements.

                  "Commitment" as to any Bank shall mean its Revolving Credit Commitment, Term Loan Commitment and Equipment Facility Commitment; collectively, as to all Banks, the "Commitments".

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                  "Commitment Percentage" of a Bank at any time shall mean the
Commitment Percentage for such Bank set forth below its name on the signature page hereof, subject to transfer to another Bank as provided in Section 11.12 of this Agreement.

                  "Consolidated Group" shall mean PCI Services and its direct and indirect Subsidiaries.

                  "CoreStates" shall mean CoreStates Bank, N.A., a national banking association.

                  "Covenant Compliance Certificate" shall mean a certificate completed by an authorized officer of PCI Services on behalf of the Borrowers and submitted to the Agent substantially in the form of Exhibit "A" of this Agreement.

                  "Default Rate" shall mean the highest Applicable Rate as set forth in Section 2.5 of this Agreement plus three percent (3%), provided such interest rate shall not exceed the highest rate permitted by law.

                  "Delvco" shall have the meaning set forth in the initial paragraph of this Agreement.

                  "Encumbrance" shall mean, as to any Person, any mortgage, lien, pledge, adverse claim, charge, security interest or other encumbrance (statutory or otherwise) in or on, or any interest or title of any vendor, lessor, lender to, or other secured party of the Person under any conditional sale or other title retention agreement or Capital Lease with respect to, any property or asset of the Person, including any agreement to give any of the foregoing.

                  "Environmental Laws" shall mean the Federal Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et. seq., the Federal Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et. seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss.
1801, et. seq., all other federal, state and local environmental or health laws applicable to any Borrower or its business, operations or assets now or hereafter enacted, and all rules, regulations, orders and publications adopted or promulgated pursuant thereto from time to time.

                  "Equipment Facility" shall mean the equipment facility established pursuant to Section 2.3 of this Agreement.

                  "Equipment Facility Commitment" as to any Bank shall mean its obligation to make Equipment Facility Loans to the Borrowers pursuant to Section
2.3 hereof in the amount set forth as its Equipment Facility Commitment below its name on the signature pages hereof, subject to transfer to or purchase from another Bank, as provided in Section 11.12 of this Agreement; and collectively, as to all Banks, the "Equipment Facility Commitments."

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                  "Equipment Facility Loans" or "Equipment Facility Loan" shall mean the loans made by the Banks to the Borrowers pursuant to the Equipment Facility.

                  "Equipment Facility Notes" or "Equipment Facility Note" shall have the meaning set forth in Section 2.3(c) of this Agreement, together with all replacements, amendments and renewals thereof.

                  "Equipment Facility Termination Date" shall have the meaning set forth in Section 2.3(a) of this Agreement, or such later date to which such date is extended in writing by the Banks.

                  "Equipment Term Loans" or "Equipment Term Loan" shall have the meaning set forth in Section 2.3(a) of this Agreement.

                  "Equipment Term Notes" or "Equipment Term Note" shall have the meaning set forth in Section 2.3(e) of this Agreement, together with all replacements, amendments and renewals thereof.

                  "ERISA" shall mean the federal Employee Retirement Income Security Act of 1974, as amended.

                  "Eurodollar Business Day" shall mean any day on which relevant London international financial markets are open for dealings in deposits of U.S. Dollars and which is also a Business Day.

                  "Event of Default" shall have the meaning set forth in Article VIII of this Agreement.

                  "Existing Indebtedness" shall mean the Indebtedness to Meridian as set forth on Exhibit "B" of this Agreement.

                  "Existing Letters of Credit" shall mean those letters of credit issued by Meridian to Travelers Insurance Company in the amounts of $1,800,000 and $857,000.

                  "Facilities Agreement" shall mean the Facilities Agreement among CoreStates as Agent, the banks identified therein, and the Borrowers and Guarantors named therein, as the same may be amended from time to time.

                  "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day.

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                  "Federal Reserve Board" shall mean the Board of Governors of the United States Federal Reserve System.

                  "Financial Statements" shall have the meaning set forth in
Section 4.4(a) of this Agreement.

                  "Fixed Rate" shall mean a fixed rate of interest quoted to the Borrowers by the Agent and selected by the Borrowers with respect to the Term Loan in accordance with Section 2.2(b) of this Agreement, or with respect to an Equipment Term Loan in accordance with Section 2.3(f) of this Agreement.

                  "Floating Rate" shall mean, with respect to any Outstandings, the Adjusted Prime Rate or the Adjusted LIBOR Rate determined in accordance with
Section 2.5 of this Agreement, as the case may be.

                  "GAAP" shall mean generally accepted accounting principles, as in effect at the time of application to the provisions hereof, and consistently applied.

                  "Guarantor" shall mean any Person who guarantees the payment and performance of all or any part of the Obligations.

                  "Guaranty" shall mean any guaranty or agreement to be a surety or other contingent liability (other than any endorsement for collection or deposit in the ordinary course of business), direct or indirect, with respect to any obligation of another Person.

                  "Hazardous Materials" shall mean all materials of any kind which are flammable, explosive, toxic, radioactive or otherwise hazardous to animal or plant life or the environment, including, without limitation, "hazardous wastes," "hazardous substances" and "contaminants," as such terms are defined by Environmental Laws.

                  "Holdings" shall have the meaning set forth in the initial paragraph of this Agreement.

                  "Indebtedness" shall mean any obligation for borrowed money (other than accounts payable included in current liabilities and incurred in respect of goods, materials, services and property purchased in the ordinary course of business), including, without limitation: (a) any obligation owed for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements thereto; and (b) any Capital Lease Obligation.

                  "Interest Period" shall mean, with respect to any Adjusted LIBOR Rate Loan, a period of 30, 60, 90, 120 or 180 days duration as the Borrowers may elect; provided, however, that (a) if any Interest Period would otherwise end on a day which shall not be a Eurodollar Business Day, such Interest Period shall be extended to the next succeeding Business Day, subject to clauses

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(c) and (d) below; (b) interest shall accrue from and including the first day of each Interest Period to, but excluding, the day on which such Interest Period expires; (c) any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day, unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day; and (d) with respect to any Interest Period which begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) the Interest Period shall end on the last Eurodollar Business Day of a calendar month.

                  "Judgment" shall have the meaning set forth in Section 8.6 of this Agreement.

                  "LIBOR" shall mean the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent pursuant to the following formula:

                              London InterBank Offered Rate
                              -----------------------------
             LIBOR =              1 - Reserve Percentage

             For purposes of this Agreement, the term "London InterBank Offered Rate" shall mean, for any Interest Period, as applied to any Adjusted LIBOR Rate Loan, the rate per annum determined by the Agent (which determination shall be conclusive) as the rate at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Eurodollar Business Days prior to the first day of such Interest Period at which leading banks in the London InterBank Market offer the Agent deposits of U.S. Dollars for a period and in an amount comparable to the Interest Period and principal amount of such Adjusted LIBOR Rate Loan.

             "Loan Account" shall mean the deposit account 4148-7364 of Packaging Coordinators maintained with the Agent, or such other deposit account maintained with the Agent and agreed to be used for such purposes by the Borrowers.

             "Loan Documents" shall mean this Agreement, the Notes, the Security Agreement, the Mortgage, the Pledge Agreements, the Acquisition Guaranty and all agreements, amendments, certificates, financing statements, schedules, reports, notices, and exhibits now or hereafter executed or delivered in connection with any of the foregoing, as may be in effect from time to time.

                  "Loans" shall mean collectively, the Revolving Credit Loans, the Term Loans, the Equipment Facility Loans and the Equipment Term Loans.

                  "Meridian" shall mean Meridian Bank, a Pennsylvania banking corporation.
                                      - 7 -

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             "Mortgage" shall mean a mortgage, dated the same day as this
Agreement, in form and substance satisfactory to the Agent and the Banks, by which Packaging Coordinators shall grant to the Agent for the benefit of the Banks a mortgage lien on real property located at Pennsauken Township, New Jersey, together with all amendments, modifications, exhibits and schedules thereto as may be in effect from time to time.

             "Notes" shall mean the Revolving Credit Notes, the Term Notes, the Equipment Facility Notes and the Equipment Term Notes, and all replacements, amendments, extensions and renewals thereof.

             "Notice of Borrowing" shall mean an irrevocable notice provided to the Agent on a Business Day in the form of Exhibit "C" of this Agreement and in accordance with the time requirements set forth in Section 2.5 of this Agreement such Notice to include: (i) the date of such borrowing, which shall be a Business Day in the case of an Adjusted Prime Rate Loan or a Eurodollar Business Day in the case of an Adjusted LIBOR Rate Loan, (ii) the aggregate amount of such borrowing, (iii) whether the Loans comprising such borrowing are to be Prime Rate Loans or Adjusted LIBOR Rate Loans, and (iv) in the case of an Adjusted LIBOR Rate Loan, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

             "Obligations" shall mean the joint and several obligations and liabilities of the Borrowers to the Agent and the Banks to pay the principal, interest, fees, charges and expenses and any other liabilities of the Borrowers to the Agent and the Banks under this Agreement, the Notes and the other Loan Documents and all of the other liabilities of the Borrowers to the Agent and the Banks, whether hereunder or otherwise, whether now existing or hereafter incurred, whether or not evidenced by any note or other instrument, matured or unmatured, direct, absolute or contingent, joint or several, including any extensions, modifications, renewals thereof and substitutions therefor.

             "Outstandings" shall mean the aggregate unpaid principal balance of the Loans outstanding from time to time hereunder.

             "Packaging Coordinators" shall have the meaning set forth in the initial paragraph of this Agreement.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation and any successor thereto.

                  "PCI Group" shall mean collectively, Packaging Coordinators, Delvco, Virginia, Realty and PCI/Tri-Line.

             "PCI Services" shall have the meaning set forth in the initial paragraph of this Agreement.

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             "PCI Services Pledge Agreement" shall mean the pledge agreement between PCI Services as pledgor and the Agent as pledgee, dated as of the same date as this Agreement, by which the stock of Packaging Coordinators, Holdings and Allpack Holdings, shall be pledged to the Agent for the benefit of the Banks, together with all amendments, modifications, exhibits and schedules thereto as may be in effect from time to time.

                  "PCI/Tri-Line" shall have the meaning set forth in the initial paragraph of this Agreement.

                  "Permitted Encumbrances" shall have the meaning set forth in
Section 7.3 of this Agreement.

             "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, court or governmental or political subdivision or agency thereof, or other entity of whatever nature.

             "Packaging Coordinators Pledge Agreement" shall mean the pledge agreement between Packaging Coordinators as pledgor and the Agent as pledgee, dated as of the same date as this Agreement, by which the stock of Virginia, PCI/Tri-Line, Delvco, Packaging Coordinators Incorporated, Caribe and The Tri-Line Co., Inc. shall be pledged to the Agent for the benefit of the Banks, together with all amendments, modifications, exhibits and schedules thereto as may be in effect from time to time.

                  "Pledge Agreements" shall mean collectively the PCI Services Pledge Agreement, the Packaging Coordinators Pledge Agreement, the Virginia Pledge Agreement, and the Allpack Holdings Pledge Agreement.

             "Potential Default" shall mean any event, condition or circumstance that with the giving of notice or lapse of time or both would become an Event of Default.

             "Prime Rate" shall mean for any day, the higher of the Federal Funds Rate plus one-half of one percent (0.50%) or the floating annual rate of interest that is designated and announced or published from time to time by the Agent as its "National Commercial Rate" or "Prime Rate" and is used as a reference rate with respect to interest rates charged to borrowers. The determination and statement of the National Commercial Rate or Prime Rate shall not in any way preclude the Banks from making loans to other borrowers at rates which are higher or lower than the Prime Rate.

             "Pro Rata Share" of each Bank shall mean a share proportional to such Bank's Commitment Percentage.

                  "Realty" shall have the meaning set forth in the initial paragraph of this Agreement.

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

             "Regulatory Change" means (a) the enactment or effectuation after the date of this Agreement of any new, or change in any existing, Applicable Law, (b) the adoption after such date of any new, or the adoption or other effectuation after such date of any change in any existing, interpretation, directive or request (whether or not having the force of law), or (c) any change after such date in the administration or enforcement of any Applicable Law to which the Agent is subject. As used in this definition, the "effectuation" of a change shall include, without limitation, that consisting of or resulting from a determination of a court or regulatory authority.

             "Release" shall mean with respect to any Borrower, without limitation, the presence, leaking, leaching, pouring, emptying, discharging, spilling, using, generating, manufacturing, refining, transporting, treating, or storing of Hazardous Materials at, into, onto, from or about its property or the threat thereof, regardless of whether the result of an intentional or unintentional action or omission.

             "Required Banks" shall mean the holders of Notes under which the Outstandings are not less than sixty-six and two-thirds percent (66 2/3%) of the Outstandings under all of the Notes, or, if there are no Outstandings, the Banks having sixty-six and two-thirds percent (66 2/3%) of the Commitments.

             "Reserve Percentage" shall mean, for any Adjusted LIBOR Rate Loan for any Interest Period therefor, the daily average of the stated maximum rate (expressed as a decimal) at which reserves (including, without limitation, any basic, supplemental, marginal or emergency reserves) are required to be maintained during such Interest Period against Eurocurrency liabilities (as that term is defined in Regulation D of the Federal Reserve Board), as prescribed by the Federal Reserve Board (or any successor or any other banking authority to which Meridian is subject, including any board or governmental or administrative agency of the United States or any other jurisdiction to which is subject). The Adjusted LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage applicable to it. The Agent acknowledges that the Reserve Percentage as of the Closing Date is zero.

             "Review Date" shall mean (i) with respect to the Revolving Credit, March 31, 1998, and each March 31 thereafter; and (ii) with respect to the Equipment Facility, January 31, 1997, and each January 31 thereafter.

             "Revolving Credit" shall mean the revolving credit established pursuant to Section 2.1 of this Agreement.

             "Revolving Credit Commitment" as to any Bank shall mean its obligation to make Revolving Credit Loans to the Borrowers pursuant to Section
2.1 hereof in the amount set forth as its Revolving Credit Commitment below its name on the signature pages hereof, subject to transfer to or purchase from another Bank, as provided in Section 11.12 of this Agreement; and collectively, as to all Banks, the "Revolving Credit Commitments".

             "Revolving Credit Loans" or "Revolving Credit Loan" shall mean the loans made by the Banks to the Borrowers pursuant to the Revolving Credit.

             "Revolving Credit Notes" and "Revolving Credit Note" shall have the meaning set forth in Section 2.1(e) of this Agreement, together with all replacements, amendments and renewals thereof.

             "Revolving Credit Termination Date" shall have the meaning set forth in Section 2.1(a) of this Agreement, or such later date to which such date is extended in writing by the Banks.

             "Security Agreement" shall mean the agreement between each Borrower as debtor and the Agent for the benefit of the Banks as secured party, dated the same date as this Agreement, in form and substance satisfactory to the Banks, by which each Borrower shall grant security interests in certain of its assets to the Agent for the benefit of the Banks, together with all amendments, modifications, exhibits, and schedules thereto as may be in effect from time to time.

             "Seller" shall mean collectively, the sellers of the Shares identified in each of the Acquisition Agreements.

             "Shares" shall mean, collectively, all of the shares of Unipack Limited to be purchased by PCI Services pursuant to the Acquisition Agreements.

             "Solvent" shall mean, with respect to any Person, that the aggregate present fair saleable value of such Person's assets is in excess of the total amount of its probable liabilities on its existing debts as they become absolute and matured, such Person has not incurred debts beyond its foreseeable ability to pay such debts as they mature, and such Person has capital adequate to conduct the business it is presently engaged in or is about to engage in.

             "Subsidiary" shall mean, as to any designated corporation, any other corporation, the outstanding capital shares of which having sufficient voting power (not depending on the happening of a contingency) to elect at least a majority of the members of its board of directors or other managers of such corporation, are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries or both by such designated corporation, and shall include, without limitation, each Subsidiary set forth on Schedule 4.1(b) of this Agreement.

             "Syndication" shall mean the later of (i) the initial assignment or participation of certain of the Outstandings and Commitments hereunder to one or more other Banks, to the satisfaction of the Agent and the Banks, or (ii) September 30, 1996.

             "Tax" means any federal, state or foreign tax, assessment or other governmental levy or duty or other charge (including any withholding tax) upon a person or entity or upon its assets, revenues, income or profits, other than income and franchise taxes imposed upon the Bank by the jurisdictions (or any political subdivision thereof) in which the Bank or any office of the Bank is located.

             "Term Loan" shall have the meaning set forth in Section 2.2(a) of this Agreement, and "Term Loans" shall mean the Term Loans of the Banks collectively.

             "Term Loan Commitment" as to any Bank shall mean its obligation to make a Term Loan to the Borrowers pursuant to Section 2.2 hereof in the amount set forth as its Term Loan Commitment below its name on the signature pages hereof, subject to transfer to or purchase from another Bank as provided in
Section 11.12 of this Agreement; and collectively, as to all Banks, the "Term Loan Commitments".

             "Term Loan Notes" and "Term Loan Note" shall have the meaning set forth in Section 2.2(d) of this Agreement, together with all replacements, amendments and renewals thereof.

                  "Uniform Commercial Code" shall mean the Uniform Commercial Code of Pennsylvania as codified at 13 Pa. C.S.A. Section 101 et seq., as in effect on the date of this Agreement.

             "Virginia" shall have the meaning set forth in the initial paragraph of this Agreement.

             "Virginia Pledge Agreement" shall mean the pledge agreement between Virginia as pledgor and the Agent as pledgee, dated as of the same date of this Agreement, by which the stock of Realty shall be pledged to the Agent for the benefit of the Banks, together with all amendments, modifications, exhibits and schedules thereto as may be in effect from time to time.

                                   ARTICLE II

                              CREDIT ACCOMMODATIONS

                 2.1  The Revolving Credit.

                      (a) Generally. Upon the request of the Borrowers, each Bank severally agrees, on the terms and conditions hereinafter set forth, to make loans (the "Revolving Credit Loans") to the Borrowers from time to time, commencing on the Closing Date and ending on March 31, 1999 (the "Revolving Credit Termination Date") up to an amount equal to that Bank's Revolving Credit Commitment. Each Revolving Credit Loan shall be made by the Banks according to their Commitment Percentages and shall not exceed the Banks' Revolving Credit Commitments. Subject to the other terms and conditions of this Agreement and within the Banks' Revolving Credit Commitments, the Borrowers may use the Revolving Credit during the period referred to in the preceding sentence by borrowing, repaying and reborrowing in accordance with the terms of this Agreement. The Revolving Credit shall be used for the repayment of the Existing Indebtedness and for working capital. No Revolving Credit Loan shall be made in a principal amount which is less than $500,000 in the aggregate or the remaining amount of the Revolving Credit Commitment.

                  (b) Review and Termination. On or before the initial Review Date and on or before each successive Review Date thereafter, if applicable, the Agent shall notify the Borrowers of the Banks' decision, in their sole discretion, to extend the Revolving Credit Termination Date of the Revolving Credit for two years or to terminate the Revolving Credit on the then existing Revolving Credit Termination Date. Upon notice to the Borrowers by the Agent of the joint decision of the Banks to extend the Revolving Credit Termination Date for two years and the written acceptance by the Borrowers, the Borrowers shall execute, upon request of the Banks, all such documents required by the Banks for the extension of such Revolving Credit Termination Date. Upon the Revolving Credit Termination Date, unless the same has been extended by written agreement between the Agent, the Banks and the Borrowers pursuant to this paragraph, the Revolving Credit Commitment of each Bank to make Revolving Credit Loans shall terminate, all Revolving Credit Loans shall immediately mature and all Obligations under the Revolving Credit shall be immediately due and payable in full.

                  (c) Letters of Credit. In addition to making Revolving Credit Loans to the Borrowers under the Revolving Credit:

                      (1) Generally. The Borrowers may request the Agent, upon five (5) Business Days' prior notice, that letters of credit ("Letters of Credit") be issued under the Revolving Credit. The Agent shall notify each Bank of the proposed request and each Bank, in its sole and absolute discretion, shall decide whether or not to participate in such Letter of Credit and shall notify the Agent of its decision within two (2) Business Days after having received notification from the Agent of the requested Letter of Credit. No Letter of Credit will be issued by the Agent unless all the Banks agree to participate in such Letter of Credit according to their Pro Rata Share. After approval of each request by each Bank, which shall be at the sole discretion of each Bank, the Agent shall issue, from time to time, one or more Letters of Credit for the account of the Borrowers. At no time may Letters of Credit be outstanding under which the aggregate amount subject to being drawn and/or reimbursed would exceed $3,500,000. All amounts drawn under Letters of Credit shall be deemed to be loans made under the Revolving Credit and evidenced by the Revolving Credit Notes, and the amount available to be borrowed under the Revolving Credit shall be reduced by the aggregate amounts drawn and available to be drawn at any time under all outstanding Letters of Credit. In no event shall the aggregate amount available to be drawn on all outstanding Letters of Credit plus the outstanding principal balance of Revolving Credit Loans exceed the aggregate of the Banks' Revolving Credit Commitments. The duration of any Letters of Credit shall not extend beyond the Revolving Credit Termination Date without the written consent of the Agent and the Banks. The Existing Letters of Credit shall be deemed outstanding hereunder on the Closing Date.

                      (2) Issuance of Letters of Credit. Subject to the provisions of Section 2.1(c)(1), the Agent, on behalf of the Banks shall issue Letters of Credit for the account of the Borrowers, provided that the Borrowers
(i) provide a written request therefor specifying the terms thereof, including, without limitation, the amount and the name and address of the beneficiary of any Letter of Credit; (ii) execute and deliver to the Agent an application for each Letter of Credit pursuant to the form provided for such purpose by the Agent; and (iii) execute and deliver to the Agent such other documents and instruments which the Agent, in its sole and absolute discretion, deems reasonable and necessary. The Borrowers shall pay to the Agent for its sole account all transactional and customary fees required by the Agent in connection with the issuance of each Letter of Credit hereunder which fees may be deducted by the Agent from the Loan Account or any Borrower's deposit account as such fees are incurred. Additionally, the Borrowers shall pay to (i) the Agent at the time of issuance for its own account a negotiation commission equal to one-quarter of one percent (.25%) for each Letter of Credit; and (ii) for the account of Banks, a fee equal to one and one-half percent (1.5%) per annum for each Letter of Credit which shall be payable by the Borrowers quarterly in arrears to the Agent, as billed by the Agent to the Borrowers, and shall be distributed to the Banks by the Agent in accordance with their Pro-Rata Share of the Revolving Credit Commitment.

                  (d) Interest. Interest shall accrue on the Outstandings of the Revolving Credit Loans at the Floating Rate and shall be payable as set forth in
Section 2.5 of this Agreement.

                  (e) Revolving Credit Notes. The joint and several obligations of the Borrowers to repay the aggregate outstanding principal of the Revolving Credit Loans made by each Bank and to pay accrued interest thereon shall be evidenced by a separate promissory note to each Bank, in the form of Exhibit 2.1(e) of this Agreement, to be executed and delivered to each Bank concurrently with the execution and delivery of this Agreement (collectively, the "Revolving Credit Notes", and individually, a "Revolving Credit Note").

                  (f) Unused Commitment Fee. In addition to the interest payable by the Borrowers to the Banks in respect of the Revolving Credit, the Borrowers shall pay to the Agent a fee equal to three-eighths of one percent (.375%) per annum on the amount, if any, by which the average daily amount of the outstanding Revolving Credit Loans, and the face amount of any issued but undrawn Letters of Credit, during a calendar quarter are less than the Banks' Revolving Credit Commitments. Such fee shall be computed for the actual number of days elapsed and on the basis of a year of 360 days, and shall be payable by the Borrowers quarterly in arrears to the Agent, as billed by the Agent to the Borrowers, and shall be distributed to the Banks by the Agent according to their Pro-Rata Share of the Revolving Credit Commitment.

                  (g) Reduction of Revolving Credit Commitments. The Borrowers may, upon at least two Business Days notice to the Agent, terminate in whole or reduce in part the unused portions of the Banks' Revolving Credit Commitments, without premium or penalty, provided that each partial reduction shall be in an amount of not less than $1,000,000, and provided all interest accrued thereon is simultaneously paid. Any reduction of the unused portion of the Banks' Revolving Credit Commitments shall be made according to the Commitment Percentages of the Banks. The Banks' Revolving Credit Commitments, once reduced or terminated, may not be reinstated.

             2.2  Term Loans.

                  (a) Generally. Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make available to the Borrowers on the Closing Date a term loan (each a "Term Loan" and collectively, the "Term Loans") in an aggregate principal amount equal to such Bank's Term Loan Commitment to be used by the Borrower to refinance the Existing Indebtedness and to finance a portion of the Acquisition. The Borrowers shall be permitted to borrow the funds available under the Term Loan Commitments in three tranches, the first one on the Closing Date, the second in connection with the Acquisition, provided the Borrowers are in compliance with Section 6.20 of this Agreement, and such borrowing occurs no later than April 15, 1996, and the third in connection with the funding of equipment purchases in an amount no greater than $2,989,071.00 to occur no later than September 30, 1996 (the "Third Tranche"). The Borrower shall repay the then outstanding balance of the Term Loans in twenty-eight equal consecutive quarterly installments of principal, the first such quarterly installment beginning on June 30, 1996, with the final such quarterly installment of all remaining principal due and payable on March 31, 2003 provided if the Borrowers borrow under the Third Tranche, the amount of the quarterly installments shall be recomputed by the Agent so that the remaining quarterly installments beginning on December 31, 1996 shall equally and fully amortize such Term Loans by March 31, 2003.

                  (b) Interest. Interest shall accrue on the outstanding principal of the Term Loan of each Bank at the Floating Rate and shall be payable as set forth in Section 2.5 of this Agreement. After the completion of the Syndication, the Borrowers may elect to have a fixed rate of interest apply to any portion of the amounts outstanding under the Term Loans. To exercise this option, the Borrowers shall request the Agent in writing to quote a fixed rate of interest not less than ten (10) Business Days prior to the date on which the Borrowers propose such conversion to take effect (the "Conversion Date"). The Agent shall then request the Banks to agree on a fixed rate of interest to be quoted to the Borrowers. If the Banks agree on a fixed rate of interest to be quoted, the Agent shall notify the Borrowers of the fixed rate of interest no later than the fifth Business Day preceding the Conversion Date (the "Fixed Rate"). If the Banks cannot agree on a fixed rate of interest to be quoted, the Agent shall notify the Borrowers and the Fixed Rate option shall not be available to the Borrowers at such time; provided the Borrowers shall be permitted to request another quotation of the Fixed Rate no earlier than one month from the date of such quotation. If the Borrowers are offered the Fixed Rate and elect in writing to the Agent to accept the Fixed Rate, and provided all accrued and unpaid interest due on the Conversion Date including any funding loss required by Section 2.7(c) of this Agreement shall have been paid, the Term Loans of each Bank in an amount equal to the Bank's Pro Rata share of the Term Loan to which such Fixed Rate is to apply shall on and after the Conversion Date bear interest at the Fixed Rate. Interest on such portions of the Term Loans shall then be payable monthly on the first day of the month beginning with the first full month after the Conversion Date. The Borrowers shall be permitted to convert a portion of the Term Loans hereunder to the Fixed Rate one time only.

                      (c) Mandatory Prepayment. In addition to the principal payable to the Banks set forth in subsection (a) hereof, the Borrowers shall be obligated to make annual mandatory prepayments of principal on the Term Loans on each December 31, beginning December 31, 1997, in an amount equal to fifty percent (50%) of the Excess Cash Flow of the PCI Group during the prior fiscal year of the PCI Group. For purposes hereof, "Excess Cash Flow" shall mean the sum of the net income of the PCI Group plus its depreciation, amortization, interest expense and taxes less unfunded capital expenditures, buy-back of shares permitted under Section 7.10 of this Agreement, taxes paid, principal on scheduled lease amortization, and current maturities of long term debt. No mandatory prepayment shall be required hereunder once the Consolidated Group achieves a Consolidated Funded Debt to Tangible Net Worth ratio of 1.00:1. All such prepayments shall be applied to installments of principal due thereunder in the inverse order of their maturity and shall be distributed to the Banks in accordance with their Pro-Rata Share of the Term Loan Commitment.

                  (d) Term Loan Notes. The joint and several obligations of the Borrowers to repay the aggregate outstanding principal of the Term Loan made by each Bank and to pay accrued interest thereon shall be evidenced by a separate promissory note, to be executed and delivered by the Borrowers to each Bank concurrently with the execution and delivery of this Agreement (collectively, the "Term Loan Notes" and individually, a "Term Loan Note").

             2.3  The Equipment Facility.

                  (a) Generally. Upon the request of the Borrowers, each Bank severally agrees, on the terms and conditions hereinafter set forth, to make loans (the "Equipment Facility Loans") to the Borrowers from time to time, commencing on the Closing Date and ending on March 31, 1997 (the "Equipment Facility Termination Date") up to an amount equal to that Bank's Equipment Facility Commitment. Each Equipment Facility Loan shall be made by the Banks according to their Commitment Percentages and shall not exceed the Banks' Equipment Facility Commitments. Subject to the requirements to convert Equipment Facility Loans to Equipment Term Loans as hereinafter set forth and the other terms and conditions of this Agreement and within the Banks' Equipment Facility Commitments, the Borrowers may use the Equipment Facility during the period referred to in the preceding sentence by borrowing, repaying and reborrowing in accordance with the terms of this Agreement. As a condition to making any Equipment Facility Loan to finance the purchase of equipment, the Borrowers shall deliver to the Agent at least three (3) Business Days prior to the proposed funding date (i) an invoice or purchase order for all equipment, and
(ii) all documentation required by the Agent, in its sole judgment, to perfect a security interest in such equipment. The Borrowers shall be required to convert to a loan for a term of years (each an "Equipment Term Loan", and collectively, the "Equipment Term Loans") on September 30 of each successive fiscal year, any Equipment Facility Loans advanced by the Banks to the Borrowers for the purchase of equipment. Each Equipment Term Loan shall be repayable in accordance with and subject to the conditions set forth in Section 2.3(e) of this Agreement.

                  (b) Review and Termination. On or before the initial Review Date and on or before each successive Review Date thereafter, if applicable, the Agent shall notify the Borrowers of the Banks' joint decision, in their sole discretion, to extend the Equipment Facility Termination Date for one year or to terminate the Equipment Facility on the then existing Equipment Facility Termination Date. Upon notice to the Borrowers by the Agent of the Banks' joint decision to extend the Equipment Facility Termination Date for one year, and the terms and conditions thereof, including without limitation, the new Equipment Facility Commitment, and the written acceptance by the Borrowers, the Borrowers shall execute, upon request of the Banks, all such documents required by the Banks for the extension of such Equipment Facility Termination Date. Upon the

Equipment Facility Termination Date, unless the same has been extended by written agreement among the Agent, the Banks and the Borrowers pursuant to this paragraph, the Equipment Facility Commitment of each Bank to make Equipment Facility Loans shall terminate, all Equipment Facility Loans shall immediately mature and all Obligations under the Equipment Facility shall be immediately due and payable in full, except to the extent that any portion of the Equipment Facility Loans shall have been converted to an Equipment Term Loan or Loans, and provided further that, at the option of the Borrowers, and in accordance with and subject to the terms and conditions of Section 2.3(e) of this Agreement, the outstanding principal balance of the Equipment Facility Loan of each Bank on the Equipment Facility Termination Date may be converted into an Equipment Term Loan provided no Potential Default or Event of Default has occurred and is continuing under this Agreement. At no time may the aggregate outstanding principal of the Equipment Facility Loans extended by the Banks to the Borrowers in accordance with this Section 2.3 of this Agreement exceed the Equipment Facility Commitment.

                  (c) Equipment Facility Notes. The joint and several obligations of the Borrowers to repay the aggregate outstanding principal of the Equipment Facility Loans made by each Bank and to pay accrued interest thereon shall be evidenced by a promissory note to each Bank, in the form of Exhibit 2.3(c) of this Agreement, to be executed and delivered to each Bank concurrently with the execution and delivery of this Agreement (collectively, the "Equipment Facility Notes", and individually, a "Equipment Facility Note").

                  (d) Unused Commitment Fee. In addition to the interest payable by the Borrowers to the Banks in respect of the Equipment Facility, the Borrowers shall pay to the Agent a fee equal to three-eighths of one percent (.375%) per annum on the amount, if any, by which the average outstanding Equipment Facility Loans during a calendar quarter are less than the Banks' Equipment Facility Commitments. Such fee shall be computed for the actual number of days elapsed and on the basis of a year of 360 days, and shall be payable quarterly in arrears to the Agent as billed by the Agent to the Borrowers and shall be distributed to the Banks by the Agent according to their Commitment Percentages.

                  (e) Equipment Term Loans. Each Equipment Term Loan shall be made by the Banks according to their Equipment Facility Commitment Percentages. The Borrowers shall repay the outstanding principal balance of each Equipment Term Loan in equal consecutive, quarterly installments of principal equal to the principal amount with respect thereto divided by a maximum number of such installments not to exceed twenty, the number of such installments to be chosen by the Borrowers. The first installment thereunder shall be due on the last day of the first full month of the term thereof and shall continue throughout the entire term thereof in accordance with the provisions of each respective Equipment Term Note. The joint and several obligations of the Borrowers to repay the aggregate outstanding principal of each Equipment Term Loan made by the Banks and to pay accrued interest thereon shall be evidenced by a separate promissory note, substantially in the form of
Exhibit 2.3(e) hereto, to be executed and delivered to the Bank on the Conversion Date with respect to the Equipment Term Loan (collectively, the "Equipment Term Notes", and individually, an "Equipment Term Note").

                  (f) Interest. Interest shall accrue on the Outstandings of the Equipment Facility Loans and the Equipment Term Loans at the Floating Rate and shall be payable as set forth in Section 2.5 of this Agreement. After completion of the Syndication, the Borrowers may elect to have a fixed rate of interest apply to the amounts outstanding under any Equipment Term Loan made by the Banks at the same time. To exercise this option, the Borrowers shall request the Agent in writing to quote a fixed rate of interest not less than ten (10) Business Days prior to the date on which the Borrowers propose such conversion to take effect (the "Conversion Date"). The Agent shall then request the Banks to agree on a fixed rate of interest to be quoted to the Borrowers. If the Banks agree on a fixed rate of interest to be quoted, the Agent shall notify the Borrowers of the fixed rate of interest no later than the fifth Business Day preceding the Conversion Date (the "Fixed Rate"). If the Banks cannot agree on a fixed rate of interest to be quoted, the Agent shall notify the Borrowers and the fixed rate option shall not be available to the Borrowers at such a time; provided the Borrowers shall be permitted to request another quotation of the fixed rate no earlier than one month after such quotation. If the Borrowers are offered the Fixed Rate and elect in writing to the Agent to accept the Fixed Rate, and provided all accrued and unpaid interest due on the Conversion Date including and funding loss required by Section 2.7(c) of this Agreement shall have been paid, the Equipment Term Loans of each Bank in an amount equal to the Bank's Pro Rata Share of such Equipment Term Loan shall bear interest at the Fixed Rate. Interest shall then be payable monthly on the first day of the month beginning with the first full month after the Conversion Date.

                  (g) Reduction of Equipment Facility Commitments. The Borrower may, upon at least two Business Days notice to the Agent, terminate in whole or reduce in part the unused portions of the Banks' Equipment Facility Commitments, without premium or penalty, provided that each partial reduction shall be in an amount of not less than $1,000,000, and in multiples of $100,000 above $1,000,000 and provided all interest accrued thereon is simultaneously paid. Any reduction of the unused portion of the Banks' Equipment Facility Commitments shall be made according to the Commitment Percentages of the Banks. The Banks' Commitments, once reduced or terminated, may not be reinstated.

             2.4 Method of Borrowing. The Borrowers hereby appoint Packaging Coordinators as their agent for requesting Loans from the Banks. Packaging Coordinators shall maintain a separate accounting on a monthly basis indicating for which Borrower each Loan or repayment hereunder has been made. In accordance with the time requirements set forth in Section 2.5 of this Agreement, whenever the Borrowers desire that the Banks make Revolving Credit Loans or Equipment Facility Loans, or convert or renew an interest rate with respect to the Loan, the Borrowers shall provide to the Agent a "Notice of Borrowing." If the conditions precedent for such Loan set forth herein shall be satisfied at the time of such request, the Agent shall promptly notify each Bank of each such notice and of such Bank's Pro Rata Share of such Loan. Not later than 11:00 a.m. (Philadelphia time) on the date specified for each Loan, each Bank will make available to the Agent at its office referred to in Section 11.2 of this Agreement in immediately available funds, such Bank's Commitment Percentage of such Loan. Unless the Agent knows that any applicable condition specified herein has not been satisfied, the Agent will make the funds so received from the Banks immediately available to the Borrowers on the date of such Loan by crediting the amount thereof to the Loan Account. Unless the Agent shall have received notice from a Bank prior to the date on which such Bank is to provide funds to the Agent for a Loan to be made by such Bank that such Bank will not make available to the Agent such funds, the Agent may assume that such Bank has made such funds available to the Agent on the date of such Loan in accordance with this Section 2.4 and the Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent such Bank shall not have so made such funds available to the Agent, such Bank agrees to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Agent, at the Federal Funds Rate plus one-half of one percent (0.5%) for three Business Days and thereafter at the Prime Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan for purposes of this Agreement. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrowers and the Borrowers shall immediately pay such corresponding amount to the Agent with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Agent, at the rate of interest applicable at the time to such proposed Loan. Nothing herein shall be deemed to relieve any Bank of its obligation to fulfill its Commitments hereunder or to prejudice any rights which the Borrowers may have against any Bank as a result of any default by such Bank hereunder. If the Banks make a Loan on a day on which all or any part of an outstanding Loan from the Banks is to be repaid, each Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent. The Agent shall maintain records of all Loans and of all payments thereon, which records shall be conclusive absent manifest error.

             2.5 Interest. Interest Periods and the Floating Rates shall be chosen with respect to the Outstandings as follows:

                  (a) Floating Rates. At the Borrowers' election in accordance with the provisions of Section 2.5(c) below, the Outstandings shall bear interest at any one of the following rates:

                              (i)  The Adjusted Prime Rate, such rate to
                              change when and as the Prime Rate or the Adjustment Factor changes; or

                              (ii) The Adjusted LIBOR Rate.

                  (b) Adjustment Factors. The Adjusted Prime Rate, and the Adjusted LIBOR Rate shall be calculated by adding to the Prime Rate or LIBOR, respectively, an "Adjustment Factor" determined in accordance with the schedule set forth below. In each case, the Adjustment Factor shall be determined on the date that the Borrowers request a quotation or indication of a rate with reference to the financial ratios reflected on the certificate of the Borrowers for the most recent financial quarter delivered to and accepted by the Bank in accordance with Section 6.2(c) of this Agreement. The Adjustment Factor used in computing the Adjusted LIBOR Rate applicable with respect to the Outstandings during a given Interest Period selected by the Borrowers shall remain constant until the end of such Interest Period at which time, if the Borrowers continue such Adjusted LIBOR Rate Loan, the LIBOR Rate shall be adjusted by adding thereto the appropriate Adjustment Factor as set forth below. The interest accruing on the Adjusted Prime Rate Loans shall change immediately by adding thereto the appropriate Adjustment Factor as set forth below in computing the Adjusted Prime Rate.

                       REVOLVING CREDIT ADJUSTMENT FACTORS

                  Consolidated
                     Group
                  Fixed Charge
                    Coverage
   Category          Ratio                            Prime Rate          LIBOR
   --------         --------                          ----------          ------
   Category 1       greater than/equal to 1.0:1         .25%               2.50%
                    less than             1.2:1

   Category 2       greater than/equal to 1.2:1         .25%               2.25%
                    less than             1.4:1

   Category 3      greater than/equal to  1.4:1         .125%              2.00%

               TERM LOAN AND EQUIPMENT FACILITY ADJUSTMENT FACTORS


                  Consolidated
                     Group
                  Fixed Charge
                    Coverage
   Category          Ratio                            Prime Rate          LIBOR
   --------         --------                          ----------          ------

   Category 1      greater than/equal to 1.0:1          .50%              2.675%
                   less than             1.2:1

   Category 2      greater than/equal to 1.2:1          .375%             2.50%
                   less than             1.4:1

   Category 3      greater than/equal to 1.4:1          .25%              2.25%



                  (c) Determination of Interest Periods and Floating Rates. Interest Periods and the Floating Rates shall be chosen with respect to the Loans as follows:

                      (i) The Borrowers may ask the Agent for indications of LIBOR and quotations of the Prime Rate, at any time. If the Borrowers anticipate that they may elect the Adjusted LIBOR Rate to be applicable to a Loan, the Borrowers shall request an indication of LIBOR from the Agent prior to 11:00 a.m. (Philadelphia time) at least three Eurodollar Business Days prior to the commencement of the applicable Interest Period, and if the Borrowers desire to elect the Adjusted LIBOR Rate for such Interest Period, the Borrowers must accept such indication of LIBOR by notice to the Agent in writing or by telephone (confirmed promptly in writing) prior to 11:00 a.m. (Philadelphia time) on the date of acceptance at least two Eurodollar Business Days prior to the commencement of the Interest Period selected by the Borrowers, such election to be irrevocable once made by the Borrowers. If the Borrowers desire to elect the Adjusted Prime Rate for any Loan, the Borrowers must accept such indication of the Prime Rate by notice to the Agent in writing or by telephone (confirmed promptly in writing) prior to 11:00 a.m. (Philadelphia time) on the date of acceptance at least one Business Day prior to the intended date of such Loan, such election to be irrevocable once made by the Borrowers. If the Borrowers do not provide the applicable notice of election of the Adjusted LIBOR Rate, then the Borrowers shall be deemed to have requested, with respect to the Outstandings that the Adjusted Prime Rate apply to any Loan which is subject to any expiring Interest Period and to any new Loan, as the case may be, until the Borrowers shall have given appropriate notice of a requested change in or determination of the rate of interest in accordance with this Section 2.5. No request shall be effective until actually received in writing by the Agent. No acceptance of an indication of rate hereunder shall bind the Agent unless made in accordance with this Section 2.5(c)(i).

                      (ii) The Borrowers shall not request and the Agent shall not be required to provide, an indication of LIBOR with respect to a specified Interest Period for any Loans to be subject to such Interest Period of less than $1,000,000 in the aggregate.

                      (iii) Notwithstanding anything to the contrary contained herein, the Borrowers may not elect application of a rate of interest based on LIBOR to any Loans if such election would require each Bank to administer concurrently more than seven Adjusted LIBOR Rate Loans.

                      (iv) The Adjusted Prime Rate in effect on each day shall apply to each Loan bearing interest at such rate on such day.

                      (v) All determinations and quotations or rate by the Agent hereunder shall be conclusive and binding upon the Borrowers, in the absence of manifest error.

                      (vi) If no Interest Period is elected with respect to any Adjusted LIBOR Rate Loans, the request for such Loans shall be deemed to be a request for a thirty day Interest Period in respect of any such Adjusted LIBOR Rate Loans.

                      (vii) Upon the occurrence of any Event of Default, all Interest Periods shall automatically terminate and all Adjusted LIBOR Rate Loans shall be automatically converted to Loans bearing interest at the Default Rate, and shall be subject to the payment of all amounts then due with respect to such termination under Section 2.7 hereof.

                      (viii) All elections as to Interest Periods and Floating Rates, and all interest paid thereunder shall have equal application to each Bank and payments and repayment made thereunder shall be distributed among the Banks as provided in Section 2.8 hereof. The Borrowers may not elect separate Interest Periods or Floating Rates for individual Banks.

                  (d) Payment of Interest. Notwithstanding anything to the contrary in this Agreement, the Borrowers shall pay interest accruing on Adjusted LIBOR Rate Loans with interest Periods of 30, 60 or 90 days duration on the last day of such Interest Period. Accrued interest on Adjusted LIBOR Rate Loans with Interest Periods greater than 90 days duration shall be due and payable at the end of 90 days, and on the expiration date of such Interest Period. The Borrowers shall pay interest accruing at the Adjusted Prime Rate monthly in arrears on the first day of each calendar month. All accrued but unpaid interest under each of the Notes shall also be payable, without demand, on the maturity thereof (whether by its stated terms, or upon prepayment, acceleration or otherwise).

             2.6 Conversion and Continuation of Loans. The Borrowers may convert the Floating Rate from the Adjusted Prime Rate to an Adjusted LIBOR Rate (subject to the availability thereof as a result of any of the circumstances cited in Section 2.7) or extend an expiring or continue any Adjusted LIBOR Rate Loan or for an additional Interest Period (subject to availability thereof) immediately subsequent to the expiring Interest Period or convert the Loans subject thereto to the Adjusted Prime Rate pursuant to a Notice of Borrowing upon the same advance notice required pursuant to Section 2.5 hereof, subject, however, to all of the terms of this Agreement, including, without limitation, the following:

                  (a) Rate Availability. The Floating Rate shall be available, notwithstanding Section 2.7 hereof.

                  (b) Limitation on Interest Period. No Interest Period may be elected with respect to any Loans (i) which would expire after the maturity date of the Notes evidencing such Loans, or (ii) for a period other than those referred to in the definition of "Interest Period" set forth in Article I hereof.

                  (c) Payment of Interest; No Default. All interest accrued under an expiring Interest Period shall be paid by the Borrowers on the last day of such Interest Period, and no continuation or conversion of a Loan subject to an expiring Interest Period shall be made for so long as an Event of Default or Potential Default shall be continuing or would thereby occur.

                  (d) Timing. No continuation or conversion of an Adjusted LIBOR Rate Loan may be effected on other than the last day of the Interest Period then in effect with respect to such Loan, and a Loan which is not an Adjusted LIBOR Rate Loan may be converted into an Adjusted LIBOR Rate Loan only on a Eurodollar Business Day.

                  (e) Failure to Give Notice. In the event that the Borrowers shall not give timely notice to continue the applicability of the Adjusted LIBOR Rate for a new Interest Period at the expiration of an Interest Period with respect to any Adjusted LIBOR Rate Loan, the Borrowers shall be deemed to have requested that the Adjusted Prime Rate apply to the principal amount of any such Loan from and after the expiration of the then current Interest Period.

             2.7 Special Provisions Applicable to the Adjusted LIBOR Rate. The following special provisions shall apply to the Adjusted LIBOR Rate:

                  (a) Mandatory Suspension and Conversion of Adjusted LIBOR Rate Loans. Each Bank's obligations to make, maintain or convert into Adjusted LIBOR Rate Loans of any type shall be suspended, all outstanding Loans of that type shall be converted on the last day of their applicable Interest Periods (or, if earlier, in the case of clause (ii) below, on the last day that any Bank may lawfully continue to maintain Loans of that type or, in the case of clause (iii) below, the day to be the last Business Day before the effective date of the applicable restriction) into, and all pending requests for the making of or conversion into Loans of such type shall be deemed requests for, Loans at the Adjusted Prime Rate with respect to the Outstandings if:

                      (i) on or prior to the determination of the interest rate for an Adjusted LIBOR Rate Loan of that type for any Interest Period, the Agent determines that for any reason appropriate quotations are not available to it (including, quotations in the interbank market selected by it for deposits with it) for purposes of determining the Adjusted LIBOR Rate or that such rate would not accurately reflect the cost to the Banks of making, maintaining or converting into an Adjusted LIBOR Rate Loan of such type for such Interest Period;

                      (ii) at any time any Bank notifies the Agent that any Regulatory Change makes it unlawful or impracticable for such Bank to make or maintain any Adjusted LIBOR Rate Loan of that type, or to comply with its obligations hereunder in respect thereof; or

                      (iii) any Bank notifies the Agent that by reason of any Regulatory Change such Bank is restricted, directly or indirectly, in the amount that it may hold of (x) a category of liabilities that include deposits by reference to which, or on the basis of which, the interest rate applicable to Adjusted LIBOR Rate Loans of that type is directly or indirectly determined, or (y) the category of assets that includes Adjusted LIBOR Rate Loans of that type.

                  The Agent shall promptly give notice to the Borrowers of any circumstance that would make the provisions of this Section 2.7(a) applicable, but the failure to give any such notice shall not affect the Agent or any of the Bank's rights hereunder.

                  (b) Intentionally Left Blank.

                  (c) Funding Losses. The Borrowers shall pay to each Bank, upon request, such amount or amounts as such Bank determines are necessary to compensate it for any loss, cost or expense incurred by it as a result of (i) any payment, prepayment or conversion of an Adjusted LIBOR Rate Loan on a date other than the last day of an Interest Period for such Adjusted LIBOR Rate

Loan or (ii) an Adjusted LIBOR Rate Loan for any reason not being made or converted, or any payment of principal thereof or interest thereon not being made, on the date therefor determined in accordance with the applicable provisions of this Agreement. At the election of such Bank, and without duplication, such compensation on account of losses may include an amount equal to the excess of (x) the interest that would have been received from the Borrowers under this Agreement on any amounts to be redeployed during an Interest Period or its remaining portion over (y) the interest component of the return that such Bank determines it could have obtained had it placed such amount on deposit in the interbank market selected by it for a period equal to such Interest Period or its remaining portion. This Section 2.7(c) shall not be applicable to any Loan accruing interest at other than the Adjusted LIBOR Rate.

                  (d) Determinations. In making the determinations contemplated by this Section 2.7 hereof, the Agent and the Banks may make such estimates, assumptions, allocations and the like that it, in good faith, determines to be appropriate. All such determinations shall be final, binding and conclusive upon the Borrowers, except to the extent of any manifest error in computation or transmission. The Agent shall, upon receipt thereof from the applicable Bank, furnish to the Borrowers, upon request, a certificate outlining in reasonable detail the computation of any amounts claimed under this Section 2.7 and the assumptions underlying such computations, provided that the failure to deliver a certificate shall not affect any Bank's right to such amounts.

             2.8 Repayment.

                  (a) All amounts payable by the Borrowers to the Banks under this Agreement or the Notes on account of principal (including prepayments), interest and fees shall be made not later than 2:00 P.M. (Philadelphia time) on the day when due, in immediately available funds, to the Agent for the account of the Banks at the office of the Agent referred to in Section 11.2 of this Agreement. Payments received in other than immediately available funds, shall not be deemed received until they are in immediately available funds. Payments received after 2:00 P.M. Philadelphia time shall be deemed received on the next succeeding Business Day (except as provided in the definition of Interest Period) and interest shall be payable on such amounts until deemed received at the Applicable Rate. The Agent shall promptly distribute to each Bank by wire transfer in immediately available funds each Bank's Pro-Rata Share of such payments based upon such Bank's Commitment Percentage. If any payment hereunder or under any other Loan Document becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day (except as otherwise specified herein with respect to Outstandings bearing interest at the Adjusted LIBOR Rate) and interest thereon shall be payable at the Applicable Rate during such extension. The Borrowers hereby authorize and direct the Agent to charge the Loan Account maintained at any office of the Agent for the amount of any principal, interest, fees and other charges when the same becomes due and payable under the terms hereof or of any of the Notes; provided that any account of the Borrowers at any Bank may be charged for all principal, interest, fees and other charges then due at any time during the continuation of an Event of Default. All computations of interest hereunder shall be made by the Banks on the basis of a year of 360 days for the actual number of days elapsed. All payments under each of the Notes shall be applied first to the payment of interest due and payable thereunder and then to the reduction of the outstanding principal balance thereof. The Agent's failure to deliver any bill, statement or invoice with respect to amounts due under this Agreement or under any Loan Document shall not affect the Borrowers' obligation to pay any installment of principal, interest or any other amount under this Agreement.

                  (b) All payments made to the Banks and the Agent by the Borrowers hereunder, under any Note or under any other Loan Document will be made without set off, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or any political subdivision thereof, or taxing authority of the United States of America or any political subdivision thereof, in which the principal office or applicable lending office of such Bank is located), and all interest, penalties or similar liabilities with respect thereto (collectively, together with any amounts payment pursuant to the next sentence, "Taxes"). The Borrowers shall also reimburse each Bank, upon the written request of such Bank, for Taxes imposed on or measured by the gross or net income of such Bank pursuant to the laws of the United States of America (or any State or political subdivision thereof), or the jurisdiction (or any political subdivision or taxing authority thereof) in which the principal office or applicable lending office of such Bank is located as such Bank shall determine are payable by such Bank due to the amount of Taxes paid to or on behalf of such Bank pursuant to this or the preceding sentence. If any Taxes are so levied or imposed, the Borrowers agree to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due hereunder, under any Note or under any other Loan Document, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note provided however, that the Borrowers shall not be required to increase any amounts payable to any Bank that is not organized under the laws of the United States of America or a state thereof if such Bank fails to comply with the requirements of
Section 2.11 of this Agreement. The Borrowers will furnish to the Agent upon request certified copies of tax receipts evidencing such payment by the Borrowers. The Borrowers will indemnify and hold harmless the Agent and each Bank, and reimburse the Agent or such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid or withheld by such Bank.

             2.9 Prepayment. Prepayment of any amounts of principal of any Loan (whether a voluntary prepayment or acceleration or otherwise) bearing interest at a Fixed Rate, shall not be permitted unless accompanied by a prepayment premium equal to the amount, if any, by which the aggregate present value of scheduled principal and interest payments eliminated by the prepayment exceeds the principal amount being prepaid. Said present value shall be calculated by application of a discount rate determined by Bank in its reasonable judgment to be the yield-to-maturity at the time of prepayment on U.S. Treasury securities having a maturity which most closely approximates the final maturity date of the principal balance then outstanding. The determination of the foregoing prepayment premium by the Agent shall be final, binding and conclusive upon the Borrowers, except to the extent of any manifest error in computation or transmission. All prepayments of the Loans shall be accompanied by the payment of accrued interest on the amount of such prepayment to the date thereof, including any funding loss required pursuant to Section 2.7(c) of this Agreement. Subject to the above prepayment premium, the Borrowers may make payments and prepayments of the Loans in whole or in part at any time and from time to time upon notification to the Agent not later than 10:00 a.m. Philadelphia time one Business Day prior to the date of the proposed prepayment. Each such notice shall set forth (i) the date, which shall be a Business Day, on which the proposed prepayment is to be made; (ii) to which Loan such prepayment is to be applied; (iii) the total amount of such prepayment which shall be in the amount of $500,000 or a multiple thereof; and (iv) the principal amounts to be applied to Adjusted Prime Rate Loans, the Adjusted LIBOR Rate Loans or the Fixed Rate. Such notice, once given to the Agent, shall be irrevocable.

             2.10 Changes in Circumstances; Yield Protection. (a) In the event that after the date hereof, any Regulatory Change or compliance by the Banks with any request made after the date of this Agreement by the Board of Governors of the Federal Reserve System or by any Federal Reserve Bank or other central bank or fiscal, monetary or similar authority (in each case whether or not having the force of law) shall:

                      (i) subject any Bank to, or cause the withdrawal or termination of any previously granted exemption with respect to, any Tax of any kind whatsoever, or any levy, impost, duty, charge, fee or deduction on or from any payments due from the Borrowers, with respect to this Agreement, the Loans made hereunder or the issuance or maintenance of the Letters of Credit hereunder, or changes the basis of taxation of payments to any Bank of principal, commitment fees, interest or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of such Bank);

                      (ii) imposes, modifies or holds or shall impose, modify or hold applicable any Tax, reserve, insurance charge, special deposit, assessment, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of any Bank, which reserve, special deposit, compulsory loan or similar requirement is not otherwise included in determination of the interest rate hereunder;

                      (iii) imposes or shall impose on any Bank any other condition;

and the result of any of the foregoing is to, directly or indirectly, increase the cost to such Bank of making, renewing or maintaining advances or extensions of credit or issuing or maintaining Letters of Credit or to reduce any amount receivable thereunder then, in any such case, the Borrowers shall promptly pay the Agent, upon its demand, any additional amounts necessary to compensate any Bank for such additional cost or reduced amount receivable. If any Bank becomes entitled to claim any additional amounts pursuant to this subsection, the Agent shall promptly notify the Borrowers of the event by reason of which it has become so entitled. The good faith determination as to any additional amounts payable pursuant to the foregoing sentence by any Bank shall be conclusive in the absence of manifest error.

                  (b) If any Bank shall determine that any regulation regarding capital adequacy or the adoption of any regulation regarding capital adequacy, which regulation is applicable to banks (or their holding companies) generally and not such Bank (or its holding company) specifically, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank (or its holding company) with any such request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, the Borrowers shall promptly pay to the Agent for the account of such Bank, upon the demand of such Bank, such additional amount or amounts as will compensate such Bank for such reduction.

             2.11 Tax Withholding. At least five (5) Business Days prior to the first date on which any payments are payable hereunder for the account of any Bank, each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrowers and the Agent two duly completed copies of United

States Internal Revenue Service Form W-8 or W-9, 4224 or 1001, or other applicable form prescribed by the Internal Revenue Service of the United States, certifying in either case that such Bank is entitled to receive payments under the Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form W-8, W-9, 4224 or 1001 further undertakes to deliver to each of the Borrowers and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrowers or the Agent, certifying that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. The Agent (and if the Agent refuses, the Borrowers) shall be entitled to withhold United States federal income taxes at the full withholding rate unless such Bank establishes an exemption pursuant to the above provisions.

             2.12 Joint and Several Liability. Each Borrower unconditionally and irrevocably guarantees to each Bank the due, prompt and complete payment by each other Borrower of its payment of principal of and interest on each Loan, when and as the same shall become due and payable and any and all other amounts with respect to which any other Borrower is obligated under any Loan Document. The obligation of each Borrower under this Section 2.12 is a guaranty of payment and not of collectability and is no way conditioned or contingent upon any attempt to collect from or enforce compliance by any other Borrower or upon any other event, contingency or circumstance whatsoever. The obligation of each Borrower under this Section shall be primary, absolute and unconditional, shall not be subject to any counterclaim, set-off, deduction, diminution, abatement, recoupment, suspension, deferment, reduction, or defense based upon any claim any Borrower or any other Person may have against any other Borrower or any other Person, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not any Borrower shall have any knowledge or notice thereof). No Borrower shall be subrogated to the rights of the Banks in respect of any payment or other obligation with respect to which an amount has been payable by such Borrower under this Section 2.12 and shall not seek to exercise any rights of subrogation, reimbursement or indemnity arising from payments made by it pursuant to the provisions of this Section 2.12.

                                   ARTICLE III

                                    SECURITY

             3.1 Security Documents. As security for the prompt payment, performance, satisfaction and discharge when due of all the Obligations, the Borrowers shall execute and deliver or shall cause to be executed and delivered to the Bank, concurrently with the execution of this Agreement, the Security Agreement, the Mortgage and the Pledge Agreements.


                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWERS

             In order to induce the Banks to execute and deliver this Agreement and to make the Loans available to the Borrowers, each Borrower represents and warrants to the Agent and the Banks that, as of the date hereof:

             4.1 Good Standing of the Borrowers; Authorization. Each Borrower is duly incorporated, organized and existing and in good standing in the state of its incorporation or the jurisdiction of its incorporation as set forth on
Schedule 4.1(a) of this Agreement, and is duly qualified as a foreign corporation and authorized to do business in all other jurisdictions wherein the nature of its business or property makes such qualification necessary and the failure to be so qualified would have a material adverse effect on such Borrower, and has the corporate power to own its properties and to carry on its business as now conducted. The execution, delivery and performance of this Agreement, and the Loan Documents have been duly authorized by all necessary corporate proceedings on the part of each Borrower. All issued and outstanding capital stock of each Borrower is owned of record and beneficially by the parties set forth on Schedule 4.1(b) of this Agreement; all such shares are validly issued, fully paid and non-assessable, and the issuance and sale thereof are in compliance with all applicable federal and state securities and other applicable laws; and the shareholders' ownership thereof is free and clear of any Encumbrances or other contractual restrictions. No Borrower has any Subsidiary or Affiliate, except as set forth on Schedule 4.1(b) of this Agreement.

             4.2 Compliance with Laws; Permits; Licenses. Each Borrower is in compliance with all laws, rules, regulations, judgments, decrees, orders, agreements and requirements, and possesses all permits, licenses, franchises, trademarks, copyrights and patents, which affect in any material way the Borrower, its assets or the operation of its business and has not received, and has no knowledge of, any order or notice of any governmental investigation or of any violation or claim of violation of any law, regulation, judgment, decree, order, agreement, or other governmental requirement.

             4.3 No Conflict; Governmental Approvals. The execution, delivery, and performance of this Agreement and each of the Loan Documents will not (i) conflict with, violate, constitute a default under, or result in a breach of any provision of any applicable law, rule, regulation, judgment, decree, order, instrument or other material agreement, or (ii) conflict with or result in a breach of any provision of the certificate of incorporation or by-laws of any Borrower. No authorization, permit, consent or approval of or other action by, and no filing, registration or declaration with, any of the Borrower's shareholders, any other Person, any governmental authority or regulatory body is required to be obtained or made by any Borrower for the due execution, delivery and performance of this Agreement or any of the Loan Documents, except such as have been duly obtained or made prior to the Closing Date and are in full force and effect as of the Closing Date (copies of which have been delivered to the Bank on or before the Closing Date).

             4.4 Financial and Other Information Regarding Borrowers.

                  (a) The Borrowers have delivered to the Bank true, correct and complete copies of (i) the consolidated audited financial statements contained in the 10K report of the Consolidated Group as of September 30, 1995 and the unqualified opinion thereon dated November 17, 1995 of Deloitte & Touche; and
(ii) the quarterly financial statements contained in the 10Q report of the Consolidated Group as of December 31, 1995. Those financial statements (collectively, the "Financial Statements") present fairly the financial position of the Consolidated Group as of September 30, 1995 and December 31, 1995, respectively, and the results of the operations for the periods then ended in conformity with GAAP.

                  (b) No Borrower has any Indebtedness other than the Indebtedness set forth on Schedule 4.4(b) of this Agreement.

                  (c) No Borrower has any "investment" (as such term is defined under GAAP), whether by stock purchase, capital contribution, loan, advance, purchase of property or otherwise, in any Person, other than in the Subsidiaries.

             4.5 Taxes. Each Borrower has filed all federal, state, local and foreign tax returns and reports which it is required by law to file. No Borrower is delinquent in payment of any income, property or other tax, including wage taxes, assessments, withholdings and other governmental charges, except for any delinquency in the payment of a tax which is contested in good faith by the Borrower and for which appropriate reserves have been established in accordance with GAAP, as set forth on Schedule 4.5 of this Agreement. The tax charges, accruals and reserves on the books of the Borrower are adequate to pay all such taxes that have accrued but are not presently due and payable.

             4.6 Encumbrances and Guaranties.

                  (a) All properties and assets of each Borrower are owned by such Borrower free and clear of all Encumbrances except (i) those for taxes or other government charges either not yet delinquent or the nonpayment of which is permitted by Section 4.5 of this Agreement; (ii) those not arising in connection with Indebtedness that do not materially impair the use or value of the properties or assets of the Borrower in the conduct of its businesses; (iii) Encumbrances whose release and termination is evidenced by the Borrower's delivery to the Banks of appropriate documents on the Closing Date; (iv) the Loan Documents and the Permitted Encumbrances; and (v) Encumbrances disclosed on
Schedule 4.6(a) of this Agreement.

                  (b) No Borrower is obligated under any Guaranty, except as set forth on Schedule 4.6(b) of this Agreement.

             4.7 Material Adverse Changes. Since September 30, 1995 there has not been any material adverse change in the business, operations, properties or financial position of any Borrower. No Borrower knows of any fact (other than matters of a general economic or political nature) which materially adversely affects, or, so far as any Borrower can now reasonably foresee, will materially adversely affect, the business, operations, properties or financial position of any Borrower or the performance by any Borrower of its obligations under this Agreement and the other Loan Documents.

             4.8 Margin Securities. None of the assets of any Borrower include any "margin securities" within the meaning of Regulations G or U of the Board of Governors of the Federal Reserve System (12 C.F.R. 207, 221), and no Borrower has any present intention of acquiring any margin security.

             4.9 ERISA. The provisions of each employee benefit plan as defined in Section 3(3) of ERISA ("Plan") maintained by any Borrower complies in all material respects with all applicable requirements of ERISA and of the Code, and with all applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. No reportable event, as defined in Section 4043 of ERISA, has occurred with respect to any Plan; no Plan to which Section 4021 of ERISA applies has been terminated; no Plan has incurred any liability to PBGC as provided in Section 4062, 4063 and 4064 of ERISA; no Plan has been involved in any prohibited transaction within the meaning of
Section 406 of ERISA or Section 4975 of the Code; and there are no unfunded liabilities with respect to any Plan which are not disclosed in the Financial Statements.

             4.10 Pending Litigation. There are no actions, suits, proceedings or investigations pending, or, to the knowledge of any Borrower, threatened against or affecting any Borrower before any court, arbitrator or administrative or governmental body which, in the aggregate, might adversely affect any action taken or to be taken by any Borrower under this Agreement and the other Loan Documents or which, in the aggregate, might adversely affect the business, operations, properties or financial position of any Borrower, or the ability of any Borrower to perform its obligations under this Agreement and the other Loan Documents.

             4.11 Valid, Binding and Enforceable. This Agreement and the Loan Documents have been duly and validly executed and delivered by the parties thereto (other than the Agent and the Banks) and constitute the valid and legally binding obligations of such parties enforceable in accordance with their respective terms, except as enforcement of this Agreement and the other Loan Documents may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights and except as enforcement is subject to general equitable principles.

             4.12 Priority of Mortgage. The Mortgage when recorded in the office of the Recorder for the County of Camden, New Jersey, respectively, will create a valid mortgage lien on the real property described therein, subject only to such Encumbrances as may be expressly permitted by such Mortgage and the Security Agreement.

             4.13 Priority of Security Interests. The Security Agreement, upon the filing of appropriate financing statements in the appropriate governmental offices, will create valid first perfected security interests in the personal property of each Borrower described therein as collateral for all the Obligations except for Permitted Encumbrances.

             4.14 Environmental Matters.

                  (a) Each Borrower has performed all of its obligations under, has obtained all necessary material approvals, permits, authorizations and other consents required by, and is not in material violation of any Environmental Laws;

                  (b) No Borrower has received any notice, citation, summons, directive, order or other communication, written or oral, from, and no Borrower has any knowledge of the filing or giving of any such notice, citation, summons, directive, order or other communication by, any governmental or quasi-governmental authority or agency or any other Person concerning the presence, generation, treatment, storage, transportation, transfer, disposal, release or other handling of any Hazardous Materials in violation of any Environmental Law within, on, from, related to, or affecting any real property owned or occupied by any Borrower;

                  (c) To the best of each Borrower's knowledge, no real property owned or occupied by the Borrower has ever been used, either by the Borrower or by any of its predecessors in interest, to generate, treat, store, transport, transfer, dispose of, release or otherwise handle any Hazardous Material in violation of any Environmental Law;

                  (d) To the best of each Borrower's knowledge, there are no Hazardous Materials within, on or under any real property owned or occupied by the Borrower in violation of any Environmental Law;

                  (e) No Borrower has given any written or oral notice, nor has it failed to give required notice, to the Environmental Protection Agency ("EPA") or any state or local agency with regard to any actual or imminently threatened Release of Hazardous Materials on properties owned, leased, or operated by the Borrower or used in connection with the conduct of its business and operations.

             4.15 Solvency. Each of the Consolidated Group and Packaging Coordinators (including its direct and indirect Subsidiaries) is, and after giving effect to the transactions contemplated hereby, shall be Solvent.

             4.16 No Untrue Statements. Neither this Agreement, the Loan Documents nor any other document, certificate or statement furnished or to be furnished by any Borrower in connection herewith contains, or at the time of delivery will contain, any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein and therein not misleading.


                                    ARTICLE V

                     CONDITIONS PRECEDENT TO THE OBLIGATIONS
                           OF THE AGENT AND THE BANKS

             The obligations of the Agent and the Banks hereunder are conditioned upon the satisfaction by the Borrowers of the following conditions precedent:

             5.1 Documents to be Delivered by the Borrowers at Closing. The Borrowers shall deliver or cause to be delivered to the Agent and the Banks at the Closing the following, in each instance in form and substance satisfactory to the Agent and the Banks:

                  (a) This Agreement duly executed by each Borrower;

                  (b) The Revolving Credit Notes duly executed by each Borrower;

                  (c) The Term Loan Notes duly executed by each Borrower;

                  (d) The Equipment Facility Notes duly executed by each
Borrower;

                  (e) The Security Agreement duly executed by each Borrower, together with such Uniform Commercial Code financing statements and other documents as the Agent may reasonably require to be executed by the Borrowers;

                  (f) The Pledge Agreements duly executed by the pledgors named therein and the delivery of the pledged shares together with stock powers executed in blank;

                  (g) The Mortgage duly executed by the parties named therein and acknowledged, in form suitable for recording;

                  (h) The Acquisition Guaranty duly executed by the guarantors named therein;

                  (i) Evidence of each Borrower having complied with those covenants regarding insurance as are contained in this Agreement and the other Loan Documents;

                  (j) A certificate of the Secretary or an Assistant Secretary of each Borrower dated the Closing Date including (i) resolutions duly adopted by such Borrower authorizing the transactions under the Loan Documents; (ii) a copy of the by-laws of such Borrower; (iii) evidence of the incumbency and signature of the officers executing on its behalf any of the Loan Documents and any other document to be delivered pursuant to any such documents, together with evidence of the incumbency of such Secretary or Assistant Secretary; (iv) a copy of such Borrower's Articles and Certificate of Incorporation, together with the certification of the Secretary or Assistant Secretary of such Borrower as of the Closing Date that such Articles and Certificate of Incorporation have not been amended since the date of the aforesaid certification; and (v) certificates of authority or good standing for the Borrower from its jurisdiction of incorporation and any other jurisdiction where such Borrower is qualified to do business;

                  (k) A copy of each and every authorization, permit, consent, and approval of and other action by, and notice to and filing with, every governmental authority and regulatory body or any other Person which is required to be obtained or made by any Borrower for the due execution, delivery and performance of this Agreement and the other Loan Documents;

                  (l) Policies of title insurance issued by a title company satisfactory to the Bank insuring the Mortgage, as a valid mortgage lien, subject only to exceptions approved by the Banks;

                  (m) Evidence of the pay-off of the Existing Indebtedness;

                  (n) Evidence of completion of the Acquisition if the Acquisition shall occur on the Closing Date;

                  (o) The Agent shall have received all certificates, instruments and other documents required to be delivered pursuant to any Loan Documents; and

                  (p) The opinion of Ballard, Spahr Andrews & Ingersoll dated as of Closing Date, in form and substance reasonably satisfactory to the Agent, the Banks and their counsel.

             5.2 Conditions Precedent to Making Loans. The Banks shall not be obligated to make any Loan hereunder unless:

                  (a) As of the date of the proposed advance, no Potential Event of Default or Event of Default has occurred and is continuing;

                  (b) The representations and warranties contained in Article IV are true and correct on the date of the proposed advance, except that the representations and warranties in Section 4.4 shall refer to the financial statements most recently supplied to the Banks pursuant to Section 6.2 of this Agreement; and

                  (c) No material adverse change has occurred in the financial condition of the Borrowers since the date hereof;

                  (d) The Borrowers shall have delivered to the Agent a Notice of Borrowing; and

                  (e) The Borrowers have delivered to the Agent, upon its request, a certificate executed by the chief executive officer of the Borrowers confirming the statements made in paragraphs (a), (b), and (c) above.

                                   ARTICLE VI

                     AFFIRMATIVE COVENANTS OF THE BORROWERS

             Each Borrower hereby covenants and agrees that from the date hereof and until satisfaction in full of the Obligations, and termination of the Commitments, unless the Agent at the direction of the Required Banks shall otherwise consent in writing, each Borrower shall do the following:

             6.1 Use of Proceeds. Use the proceeds of the borrowings hereunder only for the purposes specified in Sections 2.1, 2.2 and 2.3 of this Agreement.

             6.2 Financial Statements.  Furnish to each Bank:

                  (a) within one hundred twenty (120) days after the end of each fiscal year, the annual 10K report of the

Consolidated Group and the consolidated financial statements of such entities including a balance sheet, statement of income and statement of cash flows, all of which shall present fairly the financial condition of such entities as of the close of such year and the results of their operations during such year, in accordance with GAAP, and shall be audited and accompanied by the unqualified opinion of a nationally recognized independent public accountant which ranks in the top six accounting firms in the United States together with the consolidating financial statements of such entities including a balance sheet and statement of income, in accordance with GAAP;

                  (b) within sixty (60) days after the end of each fiscal quarter, the quarterly 10Q report of the Consolidated Group to include the consolidated financial statements of such entities, including a balance sheet, statement of income and a statement of cash flows, together with consolidating financial statements of such entities, including a balance sheet and statement of income, which shall present fairly the financial condition of such entities as of the close of such fiscal quarter and the results of their operations, during such quarter, in accordance with GAAP, certified by the chief financial officer of PCI Services;

                  (c) within sixty (60) days after the end of the first three fiscal quarters, and within one hundred five (105) days after the end of the fourth fiscal quarter, the consolidated and consolidating financial statements of the PCI Group, including a balance sheet, statement of income and a statement of cash flows, which shall present fairly the financial condition of such entities as of the close of such fiscal quarter and the results of their operations during such quarter, in accordance with GAAP, certified by the chief financial officer of Packaging Coordinators;

                  (d) concurrently with the delivery of the financial statements required by subsection (b) and (c) above, but in no event later than sixty (60) days after the end of each fiscal quarter, a Covenant Compliance Certificate certifying that the Borrowers are in compliance with all the terms and conditions of this Agreement;

                  (e) within sixty (60) days after the end of each fiscal quarter, the accounts receivable aging report of each Borrower; and

                  (f) such other financial information as the Bank shall reasonably request.

             6.3 Ordinary Course of Business; Records. Conduct its business only in the ordinary course and keep accurate and complete books and records of its assets, liabilities and operations consistent with sound business practices and in accordance with GAAP.

             6.4 Information for the Agent and the Banks. Make available during normal business hours for inspection by the Agent or any Bank or any of their designated representatives, upon prior notice, any of its books and records when reasonably requested by the Agent or any Bank to do so, and furnish the Agent or any Bank any information reasonably requested regarding its operations, business affairs and financial condition within a reasonable time after the Agent or such Bank gives notice of its request therefor. In particular, and without limiting the foregoing, the Borrowers shall permit, during normal business hours, and upon prior notice, representatives of the Agent's Audit Department to make such periodic inspections of books, records and assets of the Borrowers as such representatives deem necessary and proper. The Borrowers acknowledge that such audits shall be performed by the Agent at least once a year. Prior notice hereunder need not be given by the Agent or any Bank to the Borrowers if an Event of Default shall exist under this Agreement. The Borrowers shall reimburse the Agent for its costs and expenses hereunder but the costs and expenses of any Bank shall be borne by such Bank.

             6.5 Insurance. Carry at all times in financially sound and reputable insurers insurance against such other hazards as are usually insured against by business entities of established reputation engaged in like businesses and similarly situated and such other insurance as the Agent may from time to time reasonably require, and pay all premiums on the policies for all such insurance when and as they become due and take all other actions necessary to maintain such policies in full force and effect at all times. Each Borrower shall from time to time, upon request by the Agent, promptly furnish or cause to be furnished to the Agent evidence, in form and substance satisfactory to the Agent, of the maintenance of all insurance required to be maintained hereby, including, without limitation, such originals or copies as the Agent may request of policies, certificates of insurance, riders and endorsements relating to such insurance and proof of premium payments. Each Borrower shall cause each hazard insurance policy to provide, and the insurer issuing each such policy to certify to the Agent that (a) if such insurance be proposed to be cancelled or materially changed for any reason whatsoever, such insurer will promptly notify the Agent and such cancellation or change shall not be effective for 30 days after receipt by the Agent of such notice, unless the effect of such change is to extend or increase coverage under the policy; (b) the Agent shall be named as lender loss payee for the ratable benefit of the Banks with respect to personal property and mortgagee with respect to real property; and (c) the Agent or the Banks shall have the right, at their election, to remedy any default in the payment of premiums within 30 days of notice from the insurer of such default. The foregoing covenants regarding insurance are in addition to, and not intended to supersede, those covenants regarding insurance set forth in the Security Agreement. In the event and to the extent of any conflict between the provisions of this Agreement and the provisions of the Security Agreement regarding the insuring of Collateral, the provisions of the Security Agreement with respect thereto shall govern.

             6.6 Maintenance. Maintain its equipment, real property and other properties in good condition and repair (normal wear and tear excepted) and pay and discharge the cost of repairs thereto or maintenance thereof.

             6.7 Taxes/Other Charges. Pay all taxes, assessments, charges and levies imposed upon it or on any of its property, or which it is required to withhold and pay over, and pay all lawful claims for labor, materials and supplies, or otherwise and provide evidence of payment thereto to the Agent if the Agent so requests; provided however, that so long as any Borrower first notifies the Agent of its intention to do so, the Borrower shall not be required to pay such tax or other charges which are, contested in good faith by lawful and appropriate proceedings and where adequate reserves therefor have been set aside on its books so long as such nonpayment does not constitute or result in an Event of Default or Potential Default provided, however, that the Borrowers shall pay all such taxes, assessments, charges and levies forthwith whenever foreclosure on any lien attaches or appears imminent.

             6.8 Leases. Pay all rent or other sums required by every lease to which the Borrower is a tenant as the same becomes due and payable, perform all its obligations as tenant or lessee thereunder except where contested in good faith by lawful and appropriate proceedings and where adequate reserves therefor have been set aside; and keep all such leases at all times in full force and effect during the terms thereof.

             6.9 Corporate Existence; Certain Rights; Laws. Do all things necessary to preserve and keep in full force and effect in each jurisdiction in which it conducts business the business existence, licenses, permits, rights, patents, trademarks, trade names and franchises of the Borrower and comply with all present and future laws, ordinances, rules, regulations, judgments, orders and decrees which affect in any material way the Borrower, its assets or the operation of its business.

             6.10 Notice of Litigation or Other Proceedings. Give immediate notice to the Agent of (i) the existence of any dispute, (ii) the institution of any litigation, administrative proceeding or governmental investigation involving the Borrower or (iii) the entry of any judgment, decree or order against or involving the Borrower, any of which might adversely affect the operation, financial condition, property or business of the Borrower or affect the enforceability of this Agreement or any of the other Loan Documents.

             6.11 Indebtedness. Pay or cause to be paid when due (or within applicable grace periods) all of its Indebtedness.

             6.12 Notice of Events of Default. Give immediate notice to the Agent if the Borrower becomes aware of the occurrence of any Event of Default or any Potential Event of Default, or of the failure of the Borrower to observe or perform any of the conditions or covenants to be observed or performed by it under this Agreement or any of the other Loan Documents.

             6.13 ERISA. Maintain each Plan in material compliance with all applicable requirements of ERISA and of the Code and with all applicable rulings and regulations issued under the provisions of ERISA and of the Code. As promptly as practicable (but in any event not later than ten days) after the Borrower receives from the PBGC a notice of intent to terminate any Plan or to appoint a trustee to administer any Plan, after the Borrower has notified the PBGC that any reportable event, as defined in Section 4043 of ERISA, with respect to any Plan has occurred, or after the Borrower has provided a notice of intent to terminate to each affected party, as defined for purposes of Section 4041(a)(2) of ERISA, with respect to any Plan, a certificate of the chief executive officer of the Borrower shall be furnished to the Agent setting forth the details with respect to the events resulting in such reportable event, as the case may be, and the action which the Borrower proposes to take with respect thereto, together with a copy of the notice of intent to terminate or to appoint a trustee from the PBGC, of the notice of such reportable event or of the Borrower's notice of intent to terminate, as the case may be.

             6.14 Deposit Accounts. Use the Agent as its primary depository institution to the extent reasonably feasible unless otherwise agreed in writing by the Agent; and notify the Agent, in writing and on a continuing basis, of all deposit accounts and certificates of deposit (including the numbers thereof) maintained with or purchased from other banks and other financial institutions.

             6.15 Financial Covenants. Maintain the financial covenants with respect to the Consolidated Group and the PCI Group set forth on Schedule 6.15 of this Agreement.

             6.16 Compliance with Environmental Laws. Comply fully with all Environmental Laws and not use any property which it owns or occupies to generate, treat, store, transport, transfer, dispose of, release or otherwise handle any Hazardous Material, except in compliance with all Environmental Laws.

             6.17 Further Actions. Cooperate and join with the Banks and the Agent, at its own expense, in taking all such further actions as the Agent and the Banks, in their sole judgment, shall deem necessary to effectuate the provisions of the Loan Documents and to perfect or continue the perfected status of all Encumbrances granted to Agent for the benefit of the Banks pursuant to the Loan Documents, including, without limitation, the execution, delivery and filing of financing statements, amendments thereto and continuation statements.

             6.18 Subsidiary Covenants. Cause each Subsidiary to represent and warrant or comply, as the case may be, with the first sentence of Section 4.1, Sections 4.2, 4.10, 6.9, 6.10, 7.1(a) and 7.1(b), the first sentence of Section 7.7, and Section 7.10 and 7.12 of this Agreement. For purposes of this Section
6.18 only, the word "materially" shall be inserted before the word "adversely" in Sections 4.10 and 6.10 of this Agreement.

             6.19 Packaging Coordinators Mortgage. Use its best efforts to obtain the consent of The Pennsylvania Industrial Development Authority ("PIDA") and PIDC Local Development Corporation ("PIDCLDC") to the execution and delivery of a mortgage, assignment of leases, and security agreement by Packaging Coordinators and PIDC Financing Corporation ("PIDCFC"), securing the Loans and encumbering the property located at Red Lion and Decatur Roads, Philadelphia, Pennsylvania, the lien of which mortgage shall be subordinate to the existing mortgage liens of PIDA and PIDCLDC. Upon obtaining the consent of PIDA and PIDCLDC, Packaging Coordinators shall, and shall cause PIDCFC to, execute and deliver such mortgage to the Agent, such mortgage to be in substantially the same form as the Mortgage, Assignment of Leases and Security Agreement dated December 22, 1994 from Packaging Coordinators and PICDCFC to Meridian Bank.

             6.20 Acquisition. After the Closing Date, but no later than April 15, 1996, the Borrowers shall be permitted to borrow under the Term Loan to fund certain costs of the Acquisition, provided the following conditions have been met to the sole satisfaction of the Agent and the Banks as certified to the extent required by the Banks, in a certificate of the chief financial officer of the Borrowers:(i) PCI Services shall have acquired pursuant to the Acquisition Agreements all of the Shares free and clear of all Encumbrances, except as provided in the Acquisition Agreements; and (ii) the Borrowers shall be in compliance with the requirements for borrowing set forth in Section 5.2 of this Agreement.

             6.21 Perfection of Stock. No later than thirty (30) days from the Closing Date, deliver to the Agent for the benefit of the Banks, at its own expense, all documentation that the Agent shall deem necessary to perfect a security interest in the capital stock of Allpack Industrielle Lohnverpackung GMBH.

             6.22 Management. Retain management personnel at all times satisfactory to the Agent and the Required Banks, it being understood that management on the date hereof is satisfactory.

             6.23 Corporate Documents. Deliver to the Agent within fifteen (15) days from the Closing Date ratifying resolutions as may be required in connection with any transactions hereunder.

             6.24 Delivery of Collateral. Deliver to the Agent for the benefit of the Banks a security interest in all collateral in which CoreStates as Agent under the Facilities Agreement, is granted a security interest. All such security interests granted to the Agent hereunder shall be delivered to the Agent concurrently with the delivery thereof to CoreStates and shall be on a parity basis with such collateral.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

             Each Borrower hereby covenants and agrees that from the Closing Date until satisfaction in full of the Obligations and termination of the Commitments, it shall not permit any Borrower to do any one or more of the following without first obtaining the written approval of the Agent and the Required Banks:

             7.1 Fundamental Corporate Changes.

                  (a) Change its name, enter into or effect any merger, consolidation, share exchange, division, conversion, reclassification, recapitalization, reorganization or other transaction of like effect, or dissolve, or permit any change in the ownership of any capital stock of any Borrower other than PCI Services, provided that any Subsidiary other than Packaging Coordinators may merge into its sole shareholder or another Subsidiary if such shareholder or other Subsidiary is a Borrower hereunder;

                  (b) Sell, transfer, lease or otherwise dispose of all or (except in the ordinary course of business) any material part of its assets or any significant product line or process;

                  (c) Have any Subsidiary, other than those set forth on
Schedule 4.1 of this Agreement.

             7.2 Indebtedness. Incur, create, assume or have any Indebtedness except:

                  (a) The Loans;

                  (b) Not more than $500,000 in the aggregate of Indebtedness of the Borrowers constituting either Capital Lease Obligations or Indebtedness under agreements for the installment purchase of equipment, provided that such Indebtedness does not exceed 100% of the installment purchase price of such equipment;

                  (c) Indebtedness to the Banks;

                  (d) Indebtedness to CoreStates as Agent under the Facilities Agreement;

                  (e) Indebtedness to the Pennsylvania Department of Commerce Machinery and Equipment Loan Fund in an amount not to exceed $500,000 in any fiscal year; and

                  (f) The Indebtedness set forth on Schedule 4.4(b) of this Agreement.

             7.3 Encumbrances.

                  (a) Execute a negative pledge agreement or otherwise enter into an agreement with any Person which prohibits or otherwise restricts the Borrower's ability to create or allow any Encumbrance to be on or otherwise affect any of its properties, other than pursuant to this Agreement;

                  (b) Create or allow any Encumbrances to be on or otherwise affect any of its property or assets except ("Permitted Encumbrances"):

                      (i) Encumbrances in favor of the Agent for the benefit of the Banks;

                      (ii) Encumbrances for taxes, assessments and other governmental charges incurred in the ordinary course of business which are not yet due and payable;

                      (iii) Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation or to participate in any fund in connection with workmen's compensation, unemployment insurance or other social security obligations;

                      (iv) Good faith pledges or deposits made in the ordinary course of business to secure performance of tenders, contracts (other than for the repayment of Indebtedness) or leases or to secure statutory obligations or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

                      (v) Liens of mechanics, materialmen, warehousemen, carriers or other similar liens, securing obligations incurred in the ordinary course of business that are not yet due and payable;

                      (vi) Encumbrances securing Indebtedness permitted under
Section 7.2(b), provided that (i) no other covenants of this Agreement are thereby violated and (ii) no equipment other than the equipment so acquired secures such Indebtedness;

                      (vii) Encumbrances, if any, otherwise expressly permitted by the Security Agreement or the Mortgage;

                      (viii) Encumbrances to the Banks; and

                      (ix) Encumbrances to CoreStates as Agent under the Facilities Agreement; and

                      (x) Encumbrances disclosed on Schedule 4.6(a) of this Agreement.

             7.4 Guaranties. Directly or indirectly make any Guaranty, except those to CoreStates in connection with the Acquisition and those set forth on
Schedule 4.6(b) of this Agreement.

             7.5 Sales and Lease-Backs. Sell, transfer or otherwise dispose of any property, real or personal, now owned or hereafter acquired, with the intention of directly or indirectly taking back a lease on such property.

             7.6 Loans, Investments. Except as set forth in Section 7.10 of this Agreement, purchase, invest in, or make any loan in the nature of an investment in the stocks, bonds, notes or other securities or evidence of Indebtedness of any Person, or make any loan or advance to or for the benefit of any Person, including without limitation, loans or advances to MEDIQ Incorporated, except for (i) loans or advances from one Borrower to another Borrower, except that PCI/Tri-Line shall not be permitted to borrow under the Commitments in an amount in excess of the greater of $150,000 or its Net Worth, as determined in accordance with GAAP; (ii) loans or advances to any member of the Consolidated Group which is not a Borrower hereunder not to exceed an additional $750,000 in the aggregate at any one time in excess of that outstanding as of the date hereof; (iii) short-term obligations of the Treasury of the United States of America; (iv) certificates of deposit issued by banks with shareholders' equity of at least $100,000,000; (v) repurchase agreements not exceeding 29 days in duration issued by banks with shareholders' equity of at least $100,000,000;
(vi) notes and other instruments generally known as "commercial paper" which arise out of current transactions, which have maturities at the time of issuance thereof not exceeding nine months and which have, at the time of such purchase, investment or other acquisition, a credit rating of (A-1) or better of Standard & Poor's Corporation or P-1 or better by Moody's Investors Service, Inc.; and
(vii) investments contemplated by the Acquisition

             7.7 Change in Business. Discontinue any substantial part, or change the nature of, its business, or enter into any new business unrelated to the present business conducted by it. Except in connection with the Acquisition, no Borrower shall acquire any of the assets or corporate securities of any Person in an amount greater than $500,000.

             7.8 Sale or Discount of Receivables. Sell any notes receivable or accounts receivable, with or without recourse.

             7.9 ERISA.

                      (a) Terminate any Plan maintained by any Borrower to which
Section 4021 of ERISA applies;

                      (b) Allow the value of the benefits guaranteed under Title IV of ERISA to exceed the value of assets allocable to such benefits;

                      (c) Incur a withdrawal liability within the meaning of
Section 4201 of ERISA.

             7.10 Restricted Payments. Declare or pay any dividend, or make any distributions of cash or property, to holders of any shares of its capital stock, or, directly or indirectly, redeem or otherwise acquire any such shares or any option, warrant or right to acquire any such shares; provided that (i) each Subsidiary may declare and pay dividends to its shareholder limited to its Net Income (reduced by any net losses); and (ii) PCI Services may declare and pay dividends and/or repurchase its common stock outstanding up to a maximum aggregate amount of 300,000 shares ("Buy-Back") provided that at the time of the payment of any dividend by PCI Services, the Consolidated Group shall have a ratio of Consolidated Funded Debt to Tangible Net Worth (as such terms are defined on Schedule 6.15 of this Agreement) of no greater than 1.00:1 and the amounts paid or to be paid with respect to the dividends and Buy-Back permitted hereunder shall not exceed 50% of the Net Income of the Consolidated Group (reduced by any net losses) during any fiscal year, and provided further no Event of Default or Potential Event of Default has occurred and is continuing at the time of such declaration or payment and provided further that the payment of such dividend or Buy-Back will not cause the occurrence of an Event of Default or Potential Event of Default.

             7.11 Management and Service Fees. Permit the fees for management or other services to be paid by any of the Consolidated Group to MEDIQ Incorporated to exceed $200,000 in the aggregate per fiscal year, as set forth in the Services Agreement dated September 21, 1991 between MEDIQ Incorporated and PCI Services.

             7.12 Compliance with Federal Reserve Board Regulations. (i) Use any of the proceeds of the Loans, directly or indirectly, for the purposes of purchasing or carrying any "margin security" within the meaning of Regulations G or U of the Board of Governors of the Federal Reserve System (12 C.F.R. 207,
221), (ii) use any of the proceeds of the Loans, directly or indirectly, for the purpose of purchasing, carrying or trading in any securities under such circumstances as to involve the Borrower in a violation of Regulation X of such Board (12 C.F.R. 224), or (iii) take or permit to be taken any other action which would result in the Loans or the consummation of any of the other transactions contemplated hereby being violative of such regulations or any other regulation of such Board.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

             An event of default ("Event of Default") under this Agreement shall be deemed to exist if any one or more of the following events occurs and is continuing, whatever the reason therefor:

             8.1 Failure to Pay. The Borrowers fail to pay any amount of principal, interest, fees or other sums as and when due under this Agreement or any of the Loan Documents, or any other Obligations, whether upon stated maturity, acceleration, or otherwise.

             8.2 Breach of Covenants or Conditions. The Borrowers fail to perform or observe any term, covenant, agreement or condition in this Agreement or any of the Loan Documents or are in violation of or non-compliance with any other provisions of this Agreement or any of the Loan Documents, and have not, if curable, remedied and fully cured such non-performance, non-observance, violation of or non-compliance within fifteen (15), days from the occurrence thereof provided, however, that during such fifteen (15) day period the obligations of the Banks to make further Loans to the Borrowers shall be suspended.

             8.3 Defaults in other Agreements. Any Borrower fails to perform or observe any material term, covenant, agreement or condition contained in, or there shall occur any default under or as defined in, any other agreement applicable to the Borrower or by which it is bound, involving a material liability of the Borrower, including any agreement in connection with the Acquisition, which shall not be remedied within the period of time (if any) within which such other agreement permits such default to be remedied, unless such default is waived by the other party thereto or excused as a matter of law.

             8.4 Agreements Invalid. The validity, binding nature of, or enforceability of any material term or provision of any of the Loan Documents is disputed by, on behalf of, or in the right or name of any Borrower or any material term or provision of any such Loan Document is found or declared to be invalid, avoidable, or non-enforceable by any court of competent jurisdiction.

             8.5 False Warranties; Breach of Representations. Any warranty or representation made by any Borrower in this Agreement or any other Loan Document or in any certificate or other writing delivered by any of the Borrowers under or pursuant to this Agreement or any other Loan Document, or in connection with any provision of this Agreement or related to the transactions contemplated hereby shall prove to have been false or incorrect or breached in any material respect on the date as of which made.

             8.6 Judgments. A final judgment or judgments is entered, or an order or orders of any judicial authority or governmental entity is issued against any Borrower (such judgment(s) and order(s) hereinafter collectively referred to as "Judgment") (i) for payment of money, which Judgment, in the aggregate, exceeds Two Hundred Fifty Thousand ($250,000) outstanding at any one time and is not fully covered by a valid insurance policy issued by an insurer that is solvent at the time of such Judgment; or (ii) for injunctive or declaratory relief which would have a material adverse effect on the ability of any Borrower to conduct its business, and such Judgment is not discharged or execution thereon or enforcement thereof stayed pending appeal, within thirty days after entry or issuance thereof, or, in the event of such a stay, such Judgment is not discharged within thirty days after such stay expires.

             8.7 Bankruptcy or Insolvency of the Borrowers.

                  (a) Any Borrower becomes insolvent, or generally fails to pay, or is generally unable to pay, or admits in writing its inability to pay, its debts as they become due or applies for, consents to, or acquiesces in, the appointment of a trustee, receiver or other custodian for the Borrower, as the case may be, or a substantial part of its property, or makes a general assignment for the benefit of creditors;

                  (b) Any Borrower commences any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any state or federal bankruptcy or insolvency law, or any dissolution or liquidation proceeding;

                  (c) Any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any state or federal bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is involuntarily commenced against or in respect of any Borrower or an order for relief is entered in any such proceeding and such proceeding is not dismissed within thirty (30) days from the commencement thereof; and

                  (d) A trustee, receiver, or other custodian is appointed for any Borrower or a substantial part of such Person's property and such appointment is not dismissed within thirty (30) days from the commencement thereof.

             8.8 Attachments. Any assets of any Borrower shall be subject to attachments, levies, or garnishments for amounts in excess of $250,000 in the aggregate which have not been dissolved or satisfied within twenty (20) days after service of notice thereof to the Borrower.

             8.9 PCI Services Change in Control. Without obtaining the written consent of the Agent and the Required Banks, permit any person or group, as such terms are used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") and the rules and regulations promulgated thereunder, other than MEDIQ Incorporated, to have beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act), directly or indirectly, of securities of PCI Services (or other securities convertible into such securities) representing twenty percent (20%) or more of the combined voting power of all securities of PCI Services entitled to vote in the election of directors (hereinafter called a "Controlling Person"). For purposes hereof, a person or group shall not be a Controlling Person if such person or group holds voting power as an agent, bank, broker, nominee, trustee, or holder of revocable proxies given in response to a solicitation pursuant to the 1934 Act, for one or more beneficial owners who do not individually, or, if they are a group acting in concert, as a group, have the voting power specified above. Notwithstanding the above, a violation of this Section 8.9 shall not constitute an Event of Default hereunder if the Borrowers within ninety (90) days from the occurrence thereof have repaid all the Obligations in full and terminated the Commitments.


                                   ARTICLE IX

                                    REMEDIES

             9.1 Further Advances; Acceleration; Setoff. Upon the occurrence of any one or more Events of Default:

                  (a) if such event is an Event of Default specified in Section
8.7 of this Agreement, automatically the Commitments shall immediately terminate and the Loans issued hereunder, together with all accrued interest thereon and all other amounts owing under this Agreement and the Notes, shall immediately become due and payable, as shall all other of the Obligations of the Borrowers to the Agent and any of the Banks, and the Loans shall accrue interest at the Default Rate;

                  (b) if such an event is (i) an Event of Default specified in
Section 8.1 through 8.6, 8.8 or 8.9 of this Agreement, the Agent shall upon written request of the Required Banks, take any one or more of the following actions by written notice to the Borrowers:

                      (i) declare the Commitments to be reduced to zero and terminated forthwith, whereupon the Commitments shall immediately terminate;

                      (ii) declare the Loans issued hereunder together with all accrued interest thereon and all other amounts owing under this Agreement and the Notes, as well as all other of the Obligations of the Borrowers to the Agent and any of the Banks, to be due and payable forthwith, whereupon the same shall immediately become due and payable; presentment, demand, protest and all other notices of any kind in connection with any Event of Default or acceleration are hereby expressly waived by the Borrowers;

                      (iii) increase the rate of interest on the Loans to the Default Rate; and/or

                      (iv) take such other remedies as may be available to the Agent and Banks under applicable law.

                  (c) If any of the Obligations shall be due and payable or any one or more Events of Default shall have occurred, each Bank shall have the right, in addition to all other rights and remedies available to it, without notice to the Borrowers, to apply toward and set-off against and apply to the then unpaid balance of the Notes and the other Obligations any items or funds held by such Bank, any and all deposits (whether general or special, time or demand, matured or unmatured, fixed or contingent, liquidated or unliquidated) now or hereafter maintained by any Borrower for its own account with such Bank, and any other indebtedness at any time held or owing by Bank to or for the credit or the account of any Borrower. For such purpose each Bank shall have, and each Borrower hereby grants to each Bank, a first lien on and assigns all right and title and interest in all such deposits as security. Each Bank is hereby authorized to charge any such account or indebtedness for any amounts due to Bank. Such right of set-off shall exist whether or not the such Bank shall have made any demand under this Agreement, the Notes or any other Loan Document and whether or not the Notes and the other Obligations are matured or unmatured. Each Borrower hereby confirms each Bank's lien on such accounts and right of set-off, and nothing in this Agreement shall be deemed any waiver or prohibition of such lien and right of set-off. Each Bank agrees that if it shall, by exercising any right of set-off in respect to the Loans or other obligations under this Agreement, receive any monies or funds of any Borrower, such Bank shall hold such amount in trust for the Agent and shall promptly pay over the same to the Agent for distribution in accordance with Article X of this Agreement.

             9.2 Further Remedies. Upon the occurrence of any one or more Events of Default, the Agent may proceed to protect and enforce its rights under this Agreement and the other Loan Documents by exercising such remedies as are available to the Agent and the Banks in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any provision contained in this Agreement or any of the other Loan Documents or in aid of the exercise of any power granted in this Agreement or any of the other Loan Documents.


                                    ARTICLE X

                                AGENCY AGREEMENT

             10.1 Appointment and Authorization. Each Bank hereby irrevocably appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Agreement and the Loan Documents as are specifically delegated to the Agent by the terms hereof or thereof, together with such other powers as are reasonably incidental thereto. The relationship between the Agent and each Bank has no fiduciary aspects, and the Agent's duties (as Agent) hereunder are acknowledged to be only ministerial and not involving the exercise of discretion on its part. Nothing in this Agreement or any Loan Document shall be construed to impose on the Agent any duties or responsibilities other than those for which express provision is made herein or therein. In performing its duties and functions hereunder, the Agent does not assume and shall not be deemed to have assumed, and hereby expressly disclaims, any obligation with or for the Borrowers. As to matters not expressly provided for in this Agreement or any Loan Document, the Agent shall not be required to exercise any discretion or to take any action or communicate any notice, but shall be fully protected in so acting or refraining from acting upon the instructions of the Required Banks and their respective successors and assigns; provided, however, that in no event shall the Agent be required to take any action which exposes it to personal liability or which is contrary to this Agreement, any Loan Document or applicable law, and the Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be specifically indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or omitting to take any such action. If an indemnity furnished to the Agent for any purpose shall, in the reasonable opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity from the Banks and not commence or cease to do the acts for which such indemnity is requested until such additional indemnity is furnished.

             10.2 Duties and Obligations. In performing its functions and duties hereunder on behalf of the Banks, the Agent shall exercise the same care and skill as it would exercise in dealing with loans for its own account. Neither the Agent nor any of its directors, officers, employees or other agents shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any Loan Document except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent (a) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (b) may consult with legal counsel (including counsel for the Borrowers) and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith and in accordance with the advice of such experts; (c) makes no representation or warranty to any Bank as to, and shall not be responsible to any Bank for, any recital, statement, representation or warranty made in or in connection with this Agreement, any Loan Document or in any written or oral statement (including a financial or other such statement), instrument or other document delivered in connection herewith or therewith or furnished to any Bank by or on behalf of the Borrowers; (d) shall have no duty to ascertain or inquire into the Borrowers' performance or observance of any of the covenants or conditions contained herein or to inspect any of the property (including the books and records) of the Borrowers or inquire into the use of the proceeds of the Loans or (unless the officers of the Agent active in their capacity as officers of the Agent on the Borrowers' account have actual knowledge thereof or have been notified in writing thereof) to inquire into the existence or possible existence of any Event of Default or Default; (e) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency, collectability or value of this Agreement or any other Loan Document or any instrument or document executed or issued pursuant hereto or in connection herewith, except to the extent that such may be dependent on the due authorization and execution by the Agent itself; (f) except as expressly provided herein in respect of information and data furnished to the Agent for distribution to the Banks, shall have no duty or responsibility, either initially or on a continuing basis, to provide to any Bank any credit or other information with respect to the Borrowers, whether coming into its possession before the making of the Loans or at any time or times thereafter; and (g) shall incur no liability under or in respect of this Agreement or any other Loan Document for, and shall be entitled to rely and act upon, any notice, consent, certificate or other instrument or writing (which may be by facsimile (telecopier), telegram, cable, or other electronic means) believed by it to be genuine and correct and to have been signed or sent by the proper party or parties.

             10.3 The Agent as a Bank. With respect to its Commitment and the Loans made and to be made by it, the Agent shall have the same rights and powers under this Agreement and all other Loan Documents as the other Banks and may exercise the same as if it were not the Agent. The terms "Bank" and "Banks" as used herein shall, unless otherwise expressly indicated, include the Agent in its individual capacity. The Agent and any successor Agent which is a commercial bank, and their respective affiliates, may accept deposits from, lend money to, act as trustee under indentures of and generally engage in any kind of business with, the Borrowers and their affiliates from time to time, all as if such entity were not the Agent hereunder and without any duty to account therefor to any Bank.

             10.4 Independent Credit Decisions. Each Bank acknowledges to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based upon such documents and information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently or through other advisers and representatives but without reliance upon the Agent or any other Bank, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or refraining from taking any action under this Agreement or any Loan Document.

             10.5 Indemnification. The Banks agree to indemnify the Agent (to the extent not reimbursed by the Borrowers), ratably in proportion to each Bank's Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in such capacity in any way relating to or arising out of this Agreement or any Loan Document or any action taken or omitted to be taken by the Agent in such capacity hereunder or under any Loan Document; provided that none of the Banks shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Bank agrees to reimburse the Agent, promptly on demand, for such Bank's ratable share (based upon the aforesaid apportionment) of any out-of-pocket expenses (including counsel fees and disbursements) incurred by the Agent in connection with the preparation, execution, administration or enforcement of, or the preservation of any rights under, this Agreement and the Loan Documents to the extent that the Agent is not reimbursed for such expenses by the Borrowers.

             10.6 Successor Agent. The Agent may resign at any time by giving thirty (30) days written notice thereof to the other Banks and the Borrowers. Upon any such resignation, the Banks, with the prior written notice to the Borrowers, shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed and consented to, and shall have accepted such appointment, within 30 days after such notice of resignation, then the retiring Agent may (but shall not be required to) appoint a successor Agent, upon notice to the Borrowers and the Banks. Each successor Agent shall be a commercial bank or trust company organized under the laws of the United States of America or any state thereof. Upon the acceptance by a successor Agent of its appointment as Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the properties, rights, powers, privileges and duties of the former Agent in its capacity as such, without further act, deed or conveyance. Upon the effective date of resignation of a retiring Agent, such Agent shall be discharged from its duties under this Agreement and the other Loan Documents, but the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement.

             10.7. Additional Agents. If the Agent, with the prior written notice to the Borrowers, shall from time to time deem it necessary or advisable, for its own protection in the performance of its duties hereunder or in the interest of the Banks, the Agent and the Borrowers shall execute and deliver a supplemental agreement and all other instruments and agreements necessary or advisable, in the opinion of the Agent, to constitute another commercial bank or trust company, or one or more other Persons approved by the Agent, to act as co-Agent or agent with such powers of the Agent as may be provided in such supplemental agreement, and to vest in such bank, trust company or Person as such co-Agent or separate agent, as the case may be, any properties, rights, powers, privileges and duties of the Agent under this Agreement or any other Loan Document.

             10.8 Allocations Made By Agent. As between the Agent and the Banks, unless a Bank objecting to a determination or allocation made by the Agent pursuant to this Agreement delivers to the Agent written notice of such objection within one hundred twenty (120) days after the date any distribution was made by the Agent, such determination or allocation shall be conclusive on such one hundred twentieth day and only those items expressly objected to in such notice shall be deemed disputed by such Bank. The Agent shall not have any duty to inquire as to the application by the Banks of any amounts distributed to them.

             10.9 Liquidation. After any acceleration of any of the Obligations under this Agreement, all monies or other assets received by the Agent or any of the Banks, as repayments of amounts advanced under any of the Notes or otherwise, including proceeds of set-offs shall be applied to the following categories, in the following order:

             (1) First, to the Agent for any Agent fees then due and payable under this Agreement until such fees are paid in full;

             (2) Second, to the Agent for any fees, costs or expenses (including expenses described in Section 11.3) incurred by the Agent under any of the Loan Documents or this Agreement, then due and payable and not reimbursed by the Borrowers or the Banks until such fees, costs and expenses are paid in full;

             (3) Third, to the Banks for their percentage shares of any commitment fee then due and payable under this Agreement until such fee is paid in full;

             (4) Fourth, to the Banks for their respective shares of all costs, expenses and fees then due and payable from the Borrowers until such costs, expenses and fees are paid in full;

             (5) Fifth, to the Banks for their percentage shares of all interest then due and payable from the Borrowers until such interest is paid in full; and

             (6) Sixth, to the Banks for their percentage shares of the principal amount of the Loans then due and payable from the Borrowers until such principal is paid in full.

             10.10. Sharing of Collections. The Banks hereby agree among themselves that if any Bank shall receive (by voluntary payment, realization upon security, set-off or from any other source) any amount on account of the Loans, interest thereon, or any other Obligation contemplated by this Agreement or the other Loan Documents to be made by the Borrowers ratably to all Banks in greater proportion than any such amount received by any other Bank, then the Bank receiving such proportionately greater payment shall notify each other Bank and the Agent of such receipt, and equitable adjustment will be made in the manner stated in this Section 10.10 so that, in effect, all such excess amounts will be shared ratably among all of the Banks. The Bank receiving such excess amount shall purchase (which it shall be deemed to have done simultaneously upon the receipt of such excess amount) for cash from the other Banks a participation in the applicable Loan Obligations owed to such other Banks in such amount as shall result in a ratable sharing by all Banks of such excess amount (and to such extent the receiving Bank shall be a Participant). If all or any portion of such excess amount is thereafter recovered from the Bank making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Applicable Law to be paid by the Bank making such purchase. The Borrowers hereby consent to and confirms the foregoing arrangements. Each Participant shall be bound by this Section 10.10 as fully as if it were a Bank hereunder.

             10.11 Survival. The Agent and the Banks agree that the provisions of Sections 10.1, 10.5 and 10.10 of this Agreement shall survive the payment of the Loans and the termination of this Agreement.


                                   ARTICLE XI

                                  MISCELLANEOUS

             11.1 Remedies Cumulative; No Waiver. The rights, powers and remedies of the Agent or any Bank provided in this Agreement and the other Loan Documents are cumulative and not exclusive of any right, power or remedy provided by law or equity, and no failure or delay on the part of the Agent or any Bank in the exercise of any right, power, or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy.

             11.2 Notices. Every notice and communication under this Agreement or any of the other Loan Documents shall be in writing and shall be given by either (i) hand-delivery, (ii) first class mail return receipt requested (postage prepaid), (iii) reliable overnight commercial courier (charges prepaid), or (iv) telecopy or other means of electronic transmission, if confirmed promptly by any of the methods specified in clauses (i), (ii) and
(iii) of this sentence, to the addresses set forth on the signature pages hereof. Notice given by telecopy or other means of electronic transmission shall be deemed to have been given and received when sent. Notice by overnight courier shall be deemed to have been given and received on the date scheduled for delivery. Notice by mail shall be deemed to have been given and received three (3) calendar days after the date first deposited in the United States Mail. Notice by hand delivery shall be deemed to have been given and received upon delivery. Notwithstanding the foregoing, no Notice of Borrowing hereunder shall be deemed given until received by the Agent. A party may change its address by giving written notice to the other parties as specified herein. Any Bank giving any notice to the Borrowers or any other party to a Loan Document shall simultaneously send a copy thereof to the Agent, and the Agent shall promptly notify the other Banks of the receipt by it of any such notice.

             11.3 Costs, Expenses and Attorneys' Fees. Whether or not the transactions contemplated by this Agreement and the other Loan Documents are fully consummated, the Borrowers shall promptly pay (or reimburse, as the Agent and the Banks may elect) all reasonable costs and expenses which the Agent and the Banks have incurred or may hereafter incur in connection with the negotiation, preparation, reproduction, interpretation and enforcement of this Agreement and the other Loan Documents, the collection of all amounts due hereunder and thereunder, and any amendment, modification, consent or waiver which may be hereafter requested by the Borrowers or otherwise required. Such costs and expenses shall include, without limitation, the reasonable fees and disbursements of counsel, including without limitation, internal counsel to the Agent and the Banks, the reasonable costs of appraisal fees, searches of public records, costs of filing and recording documents with public offices, and similar costs and expenses incurred by the Agent and the Banks. Upon the occurrence of an Event of Default, such costs shall also include the fees of any accountants, consultants or other professionals retained by the Agent and the Banks. The reimbursement obligations of the Borrowers under this Section shall survive any termination of this Agreement.

             11.4 Survival of Covenants. This Agreement and all covenants, agreements, representations and warranties made herein and in any certificates delivered pursuant hereto shall survive the making of the Loans and the execution and delivery of the Notes and, subject to the provisions of 11.15 hereof, shall continue in full force and effect until all of the Obligations have been fully paid, performed, satisfied and discharged.

             11.5 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. This Agreement shall be deemed to have been executed and delivered when the Agent and the Banks have received counterparts hereof executed by all parties listed on the signature page(s) hereto.

             11.6 Headings. The headings of sections have been included herein for convenience only and shall not be considered in interpreting this Agreement.

             11.7 Payment Due On A Day Other Than A Business Day. If any payment due or action to be taken under this Agreement or any Loan Document falls due or is required to be taken on a day which is not a Business Day, such payment or action shall be made or taken on the next succeeding Business Day and such extended time shall be included in the computation of interest.

             11.8 Judicial Proceedings. Each party to this Agreement agrees that any suit, action or proceeding, whether claim or counterclaim, brought or instituted by any party hereto or any successor or assign of any party, on or with respect to this Agreement or any of the other Loan Documents or the dealings of the parties with respect hereto, or thereto, shall be tried only by a court and not by a jury. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. Further, each party waives any right it may have to claim or recover, in any such suit, action or proceeding, any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. EACH BORROWER ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND THAT THE BANKS WOULD NOT EXTEND CREDIT TO THE BORROWERS IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS AGREEMENT.

             11.9 Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the Commonwealth of Pennsylvania.

             11.10 Integration. This Agreement and the other Loan Documents constitute the sole agreement of the parties with respect to the subject matter hereof and thereof and supersede all oral negotiations and prior writings with respect to the subject matter hereof and thereof.

             11.11 Amendment and Waiver. Any provisions of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitment of all Banks) or subject to any Bank to any additional obligation,
(ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any termination of any Commitment (iv) postpone the Revolving Credit Termination Date, the Equipment Facility Termination Date, or the maturity date of any Loan or (v) change the Commitment Percentages or the aggregate unpaid principal amount of the Notes, the definition of

Required Banks, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement and provided further that Assignments may be entered into in the manner provided in Section 11.12 of this Agreement; and provided further that the direction of the Required Banks shall not be necessary to permit the Agent to enter into such amendments, modifications or supplements in order to cure any ambiguity or to cure, correct or supplement any defective provision of this Agreement or the other Loan Documents or to make such other changes herein or therein as shall not be inconsistent with this Agreement and the other Loan Documents, so long as the action described in this provision would not adversely affect the interests of the Banks.

             11.12 Successors and Assigns.

                  (a) This Agreement (i) shall be binding upon the Borrower, the Agent and the Banks and their respective successors and assigns, and (ii) shall inure to the benefit of the Borrowers, the Agent and the Banks and their respective successors and assigns, provided, however, that no Borrower may assign its rights hereunder or any interest herein without the prior written consent of the Banks, and any such assignment or attempted assignment by any Borrower shall be void and of no effect with respect to the Banks.

                  (b) Participation. Any Bank may, in the ordinary course of its commercial banking business and in accordance with Applicable Law, at any time sell participations to one or more commercial banks or other Persons (each a "Participant"), in all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Loans owing to it and any Note held by it); provided that (i) any such Bank's obligations under this Agreement and the other Loan Documents shall remain unchanged; (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations;
(iii) the parties hereto shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and each of the other Loan Documents; (iv) such Participant shall, by accepting such participation, be bound by the provisions of Section 10.10 of this Agreement; and (v) no Participant (unless such Participant is an affiliate of such Bank, or is itself a Bank) shall be entitled to require such Bank to take or refrain from taking action under this Agreement or under any other Loan Document, except that such Bank may agree with such Participant that such Bank will not, without such Participant's consent, take action of the type described in subsections (i) through (iv) of Section 11.11 hereof. The Borrowers agree that any such Participant shall be entitled to the benefits of Section 2.7, 2.9,
11.3 and 9.1(c) with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that no such Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Bank would have been entitled to receive with respect to the amount of the participation transferred to such Participant had no such transfer occurred.

                  (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit 11.12(c) hereto (the "Assignment") executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrowers and the Agent; provided (i) that if an Assignee is an Affiliate of such transferor Bank, no such consent of the Borrowers shall be required; (ii) if a Bank makes such an assignment of less than all of its then remaining rights and obligations under this Agreement and the other Loan Documents to a purchasing Bank which is not already a Bank or an Affiliate of a Bank, such assignment shall be in a minimum aggregate principal amount of $10,000,000 of the Commitments; (iii) each such assignment shall be of a constant, and not a varying, percentage of the Commitments and the Outstandings, of the transferor Bank, and of all of the transferor Bank's related rights and obligations under this Agreement and the other Loan Documents. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection
(c), the transferor Bank, the Agent and the Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $3,000. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrowers and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes.

                  (d) Register. The Agent shall maintain at its office a copy of each Assignment delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time. The entries in the Register shall be conclusive absent manifest error and the Borrowers and each Bank may treat each person whose name is recorded in the Register as a Bank hereunder for all purposes of the Agreement. The Register shall be available for inspection by the Borrowers or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Financial and Other Information. Subject to Section 11.12(g) hereof, the Borrowers authorize the Agent and each Bank to disclose to any Participant or purchasing Bank, or prospective Participant or purchasing Bank, any and all financial and other information in such Person's possession concerning any Borrower and its Subsidiaries and Affiliates which has been or may be delivered to such Person by or on behalf of the Borrowers in connection with this Agreement or any other Loan Document or such Person's credit evaluation of the Borrowers and its Subsidiaries and Affiliates. At the request of any Bank, the Borrowers, at the Borrowers' expense, shall provide to each prospective transferee the conformed copies of documents referred to in Section 3 of the form of Assignment.

                  (f) Syndication. The Borrowers shall, at the Agent's reasonable request from time to time, at such Borrowers' expense, use all reasonable efforts to cooperate with the Agent's syndication effort (including, without limitation, assisting the Agent from time to time in preparing information packages for delivery to prospective Participants and purchasing Banks containing relevant information about the Borrowers, and the Loan Documents, and causing appropriate officers, representative and experts to meet with prospective Participants and purchasing Banks from time to time). The Agent agrees to make such information packages available to the Borrowers for reasonable review before initial dissemination of the same in the primary syndication, and to consult with the Borrowers as to the content thereof.

                  (g) Confidentiality. Each Bank (including any Assignee), agrees to take reasonable precautions to maintain the confidentiality of information designated in writing as confidential and provided to it by the Borrowers or any Subsidiary in connection with this Agreement; provided, however, that any Bank may disclose such information (i) at the request of any bank regulatory authority or other governmental authority or in connection with an examination of such Bank by any such governmental authority, (ii) pursuant to subpoena or other court process, (iii) to the extent such Bank is required (or believes in good faith that it is required) to do so in accordance with any Applicable Law, (iv) to such Bank's independent auditors and other professional advisors, (v) in connection with the enforcement of any of its rights under or in connection with any Loan Document, and (vi) to any actual or potential Participant or purchasing Bank, so long as, in the case of this clause (vi), such actual or potential Participant or purchasing Bank agrees to comply with the provisions of this Section 11.12(g).

                  (h) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

             11.13 Severability of Provisions. Any provision in this Agreement that is held to be inoperative, unenforceable, voidable, or invalid in any jurisdiction shall, as to that jurisdiction, be ineffective, unenforceable, void or invalid without affecting the remaining provisions, and to this end the provisions of this Agreement are declared to be severable.

             11.14 Consent to Jurisdiction and Service of Process. Each Borrower irrevocably appoints each and every of its officers as its attorneys upon whom may be served, by regular or certified mail at the address set forth in Section
11.2 hereof, any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Agreement or any of the other Loan Documents; and each Borrower hereby consents that any action or proceeding against it be commenced and maintained in any court within the Commonwealth of Pennsylvania or in the United States District Court for the Eastern District of Pennsylvania by service of process on any such officer; and each Borrower agrees that the courts of the Commonwealth of Pennsylvania and the United States District Court for the Eastern District of Pennsylvania shall have jurisdiction with respect to the subject matter hereof and the person of the Borrower and the Collateral. Notwithstanding the foregoing, the Agent or the Banks, in their absolute discretion may also initiate proceedings in the courts of any other jurisdiction in which any Borrower may be found or in which any of its properties or the Collateral may be located.

             11.15 Indemnification.

                  (a) If, after receipt of any payment of all or any part of the Obligations, the Agent or any Bank is compelled to surrender such payment to any Person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then this Agreement and the other Loan Documents shall continue in full force and effect, and the Borrowers shall be liable for, and shall indemnify, defend and hold harmless the Agent and the Banks with respect to the full amount so surrendered.

                  (b) The Borrowers shall indemnify, defend and hold harmless the Agent and the Banks with respect to any and all claims, expenses, demands, losses, costs, fines or liabilities of any kind (including, without limitation, those involving death, personal injury or property damage and including reasonable attorneys fees and costs) arising from or in any way related to (i) this Agreement or any of the other Loan Documents or any action taken or omitted by the Agent or any of the Banks hereunder or thereunder, and (ii) any Hazardous Materials or dangerous environmental condition within, on, from, related to or affecting any real property owned or occupied by any Borrower.

                  (c) The provisions of this section shall survive the termination of this Agreement and the other Loan Documents and shall be and remain effective notwithstanding the payment of the Obligations, the cancellation of any of the Notes, the release of any Encumbrance securing the Obligations or any other action which the Agent and the Banks may have taken in reliance upon its receipt of such payment. Any cancellation of any of the Notes, release of any Encumbrance or other such action shall be deemed to have been conditioned upon any payment of the Obligations having become final and irrevocable.

                IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized officers on the date first above written.

                          PCI SERVICES, INC.

                          By: Charles H. Korman
                              -------------------------------
                              Title: Assistant Vice President



                          PACKAGING COORDINATORS, INC.

                          By: Charles H. Korman
                              -------------------------------
                              Title: Vice President


                          PCI OF VIRGINIA, INC.

                          By: Charles H. Korman
                              -------------------------------
                              Title: Assistant Vice President


                          PCI/DELVCO, INC.

                          By: Charles H. Korman
                              -------------------------------
                              Title: Assistant Vice President


                          PCI/TRI-LINE (USA), INC.

                          By: Charles H. Korman
                              -------------------------------
                              Title: Assistant Vice President



                          PCI HOLDINGS, INC.

                          By: Charles H. Korman
                              -------------------------------
                              Title: Assistant Vice President



                          P.C. REALTY, INC.

                          By: Charles H. Korman
                              -------------------------------
                              Title: Assistant Vice President

                                 Address for Notices:
                                 Packaging Coordinators, Inc.
                                 3001 Red Lion Road
                                 Philadelphia, PA 19114
                                 Attn: George Detwiler, Treasurer
                                 Telephone: (215) 637-8100
                                 Fax: (215) 612-1512

                                 With a Copy to:

                                 MEDIQ Incorporated
                                 One Mediq Plaza
                                 Pennsauken, NJ  08110-1460
                                 Attn:  Michael F. Sandler, CFO
                                 Telephone: (609) 665-6300
                                 Fax: (609) 486-4720
                                 and
                                 Attn:  Eugene M. Schloss, Jr., Esq.
                                 Telephone: (609) 665-6300
                                 Fax: (609) 486-4725

                                 MERIDIAN BANK, as a Bank
                                 and as Agent

                                 By: Indu Madan
                                     ----------------------------

                                 Name: Indu Madan
                                       --------------------------

                                 Title: Assistant Vice President
                                        -------------------------


                                 Revolving Credit
                                 Commitment Amount:
                                 $9,000,000

                                 Term Loan Commitment
                                 Amount:  $14,200,000

                                 Equipment Facility and Equipment
                                 Term Loan Commitment
                                 Amount:  $5,000,000

                                 Commitment Percentage:
                                 100%

                                 Address for Notices:
                                 Meridian Bank
                                 3600 One Liberty Place
                                 Philadelphia, PA  19103
                                 Attn: Indu Madan
                                 Telephone:(215) 854-3922
                                 Fax: (215) 854-3774

                                  Schedule 6.15

                               FINANCIAL COVENANTS


         I. Consolidated Group. PCI Services and its direct and indirect Subsidiaries (collectively, the "Consolidated Group") shall maintain the following financial covenants at all times which shall be measured at the end of each calendar quarter:

     A. A Fixed Charge Coverage Ratio of not less than:

       (i) 1.0:1 from the Closing Date through September 30, 1996;

       (ii) 1.0:1 from October 1, 1996 through September 30, 1997;

       (iii) 1.1:1 from October 1, 1997 through September 30, 1998;

       (iv) 1.1:1 from October 1, 1998 through September 30, 1999; and

       (v) 1.1:1 from October 1, 1999, and at all times thereafter.

     B. Net Working Capital of not less than:

       (i) $10,000,000 from the Closing Date through September 30, 1996;

       (ii) $11,000,000 from October 1, 1996 through September 30, 1997;

       (iii) $12,000,000 from October 1, 1997 through September 30, 1998; and

       (iv) $13,000,000 from October 1, 1998 through September 30, 1999; and

       (v) $14,000,000 from October 1, 1999, and at all times thereafter.

     C. A Quick Ratio of not less than:

       (i) 0.65:1 from the Closing Date through September 30, 1996; and

       (ii) 0.70:1 from October 1, 1996, and at all times thereafter.

     D. A ratio of Consolidated Funded Debt to Tangible Net Worth of not greater than:

       (i) 1.75:1 from the Closing Date through September 30, 1996;

       (ii) 1.5:1 from October 1, 1996 through September 30, 1997;

       (iii) 1.25:1 from October 1, 1997 through September 30, 1998; and

       (iv) 1.00:1 from October 1, 1998, and at all times thereafter.

     E. Capital Expenditures of not greater than $10,000,000 for the fiscal year ending September 30, 1996, and $12,000,000 for each fiscal year thereafter.

     F. Tangible Net Worth of not less than:

       (i)   $37,000,000 from the Closing Date through September 30, 1996;

       (ii)  $43,000,000 from October 1, 1996 through September 30, 1997;

       (iii) $50,000,000 from October 1, 1997 through September 30, 1998;

       (iv)  $60,000,000 from October 1, 1998 through September 30, 1999; and

       (v) $65,000,000 from October 1, 1999 through September 30, 2000, such sum to be increased at the end of each succeeding fiscal year thereafter by an amount equal to the sum of (i) fifty percent (50%) of the net income of the Consolidated Group plus (ii) seventy-five percent (75%) of the proceeds of equity offerings to Persons outside the Consolidated Group.

         For purposes of this Schedule, all capitalized terms used in this Part I and not otherwise defined shall have the meanings given to them, respectively, in the Loan Agreement, and the following terms shall have the following meanings:

         "Capital Expenditures" shall mean the aggregate amount of capital expenditures of the Consolidated Group required to be capitalized on the balance sheet of the Consolidated Group in accordance with GAAP (excluding expenditures for land, buildings and improvements thereto).

         "Consolidated Funded Debt" with respect to the Consolidated Group shall mean all (i) Indebtedness, excluding Subordinated Debt; (ii) Capitalized Lease Obligations; (iii) all guarantees, direct or indirect, except (a) those that guarantee obligations that would already be included in this definition and (b) guarantees of obligations arising under Operating Leases; (iv) contingent obligations in connection with issued and outstanding standby letters of credit except those obligations that would already be included in this definition; and (v) obligations in connection with bankers acceptances.

         "Current Assets" shall mean, at any time, all assets which, in accordance with GAAP, should be classified as current assets of the Consolidated Group.

         "Current Liabilities" shall mean, at any time, all liabilities which, in accordance with GAAP, should be classified as current liabilities of the Consolidated Group.

         "Fixed Charge Coverage Ratio" shall mean the quotient obtained by dividing Cash Flow by the sum of Total Interest Expense, Current Maturities of Long Term Debt, Total Taxes, Unfunded Capital Expenditures and Buy-Back of Shares, such ratio to be measured at the end of the fiscal quarter under review, computed on a rolling four quarters basis in accordance with GAAP. For purposes of determining the Fixed Charge Coverage Ratio, the following terms shall have the following meanings:

                  (a) "Cash Flow" shall mean the aggregate sum of the net income (excluding extraordinary gains or losses) of the Consolidated Group plus their interest, taxes, depreciation and amortization, less their dividends, all the foregoing measured for the previous four quarters;

                  (b) "Current Maturities of Long Term Debt" shall mean the aggregate sum of all principal payments due on Indebtedness of the Consolidated Group during the next twelve months calculated in accordance with GAAP, except for any advances under the Equipment Facility that have not been converted to Equipment Term Loans;

                  (c) "Total Taxes" shall mean the aggregate amount of all income taxes paid by the Consolidated Group for the previous four quarters; and

                  (d) "Total Interest Expense" shall mean the aggregate amount of all interest expense on Indebtedness of the Consolidated Group for the previous four quarters.

                  (e) "Unfunded Capital Expenditures" shall mean the Capital Expenditures of the Consolidated Group not funded with Indebtedness for borrowed money.

                  (f) "Buy-Back of Shares" shall mean the amount of shares purchased by PCI Services pursuant to Section 7.10 of the Loan Agreement.

         "Net Working Capital" shall mean, at any time, the amount by which Current Assets exceed Current Liabilities, less any amount due from any Affiliate to the extent that such amount is included in Current Assets.

         "Quick Assets" shall mean with respect to the Consolidated Group the aggregate sum of their (i) cash on hand or on deposit in banks, (ii) readily marketable securities issued by the United States of America, (iii) readily marketable commercial paper rated "A-3" or better by Standard & Poor's Corporation (or a similar rating by any similar organization which rates commercial paper), (iv) certificates of deposit issued by commercial banks of recognized standing operating in the United States of America, and (v) Accounts.

         "Quick Ratio" shall mean, at any time, the ratio of Quick Assets to Current Liabilities.

         "Stockholders Equity" shall mean, at any time, the aggregate stockholders' equity of the Consolidated Group as determined in accordance with GAAP.

         "Subordinated Debt" shall mean all Indebtedness of the Consolidated Group subordinated to the Obligations in a manner satisfactory to the Required Banks in their sole discretion.

         "Tangible Net Worth" shall mean, at any time, Stockholders' Equity, less all intangible assets of the Consolidated Group, including, without limitation, organization costs, securities issuance costs, unamortized debt discount and expense, goodwill and negative goodwill, excess of purchase costs over net assets acquired, patents, trademarks, trade names, copyrights, trade secrets, knowhow, licenses, franchises, research and development expenses, amounts owing from officers and/or Affiliates and any amount reflected as treasury stock.

         II. PCI Group. Packaging Coordinators, Delvco, Services, Virginia, Realty and PCI/Tri-Line (collectively the "PCI Group") shall maintain the following financial covenants at all times which shall be measured at the end of each calendar quarter:

             A. Net Working Capital of not less than $9,000,000 at all times.

             B. A Fixed Charge Coverage Ratio of not less than:

                  (i) 1.0:1 from the Closing Date through October 30, 1996;

                  (ii) 1.0:1 from October 1, 1996 through October 30, 1997;

                  (iii) 1.1:1 from October 1, 1997 through October 30, 1998;

                  (iv) 1.1:1 from October 1, 1998, through September 30, 1999;
and

                  (v) 1.1:1 from October 1, 1999, and at all times thereafter.

             C. Tangible Net Worth of not less than:

                  (i) $45,000,000 from the Closing Date through September 30, 1996;

                  (ii) $48,000,000 from October 1, 1996 through September 30, 1997;

                  (iii) $52,000,000 from October 1, 1997 through September 30, 1998; and

                  (iv) $55,000,000 from October 1, 1998 through September 30, 1999; and

                  (v) $58,000,000 from October 1, 1999, and at all times thereafter.

         For purposes of this Schedule, all capitalized terms used in this Part II and not otherwise defined shall have the meanings given to them, respectively, in the Loan Agreement, and the following terms shall have the following meanings:

         "Current Assets" shall mean, at any time, all assets which, in accordance with GAAP, should be classified as current assets of the PCI Group.

         "Current Liabilities" shall mean, at any time, all liabilities which, in accordance with GAAP, should be classified as current liabilities of the PCI Group.

         "Fixed Charge Coverage Ratio" shall mean the quotient obtained by dividing Cash Flow by the sum of Total Interest Expense, Current Maturities of Long Term Debt and Total Taxes, such ratio to be measured at the end of the fiscal quarter under review, computed on a rolling four quarters basis in accordance with GAAP. For purposes of determining the Fixed Charge Coverage Ratio, the following terms shall have the following meanings:

                  (a) "Cash Flow" shall mean the aggregate sum of the net income (excluding extraordinary gains and losses) of the PCI Group plus their interest, taxes, depreciation and amortization, less their dividends, all the foregoing measured for the previous four quarters;

                  (b) "Current Maturities of Long Term Debt" shall mean the aggregate sum of all principal payments due on Indebtedness of the PCI Group during the next twelve months calculated in accordance with GAAP, except for any advances under the Equipment Facility that have not been converted to Equipment Term Loans;

                  (c) "Total Taxes" shall mean the aggregate amount of all income taxes paid by the PCI Group for the previous four quarters; and

                  (d) "Total Interest Expense" shall mean the aggregate amount of all interest expense on Indebtedness of the PCI Group for the previous four quarters.

         "Net Working Capital" shall mean, at any time, the amount by which Current Assets exceed Current Liabilities, less any amount due from any Affiliate to the extent that such amount is included in Current Assets.

         "Stockholders Equity" shall mean, at any time, the aggregate stockholders' equity of the PCI Group as determined in accordance with GAAP.

         "Tangible Net Worth" shall mean, at any time, Stockholders' Equity, less all intangible assets of the PCI Group, including, without limitation, organization costs, securities issuance costs, unamortized debt discount and expense, goodwill and negative goodwill, excess of purchase costs over net assets acquired, patents, trademarks, trade names, copyrights, trade secrets, knowhow, licenses, franchises, research and development expenses, amounts owing from officers and/or Affiliates and any amount reflected as treasury stock.

                                EXHIBIT "2.1(e)"

                          FORM OF REVOLVING CREDIT NOTE

$______________________                               Philadelphia, Pennsylvania
                                                           ______________, 1996

     FOR VALUE RECEIVED, PCI SERVICES, INC., a Delaware corporation, PACKAGING COORDINATORS, INC., a Pennsylvania corporation, PCI OF VIRGINIA, INC., a Delaware corporation, PCI/DELVCO, INC., a Delaware corporation, PCI/TRI-LINE
(USA), INC., a Delaware corporation, PCI HOLDINGS, INC., a Delaware corporation and P.C. REALTY, INC., a Delaware corporation (collectively, the "Borrowers" and individually, a "Borrower"), hereby jointly and severally promise to pay to the order of MERIDIAN BANK (the "Bank") on the Revolving Credit Termination Date the aggregate principal amount of _____________ DOLLARS ($___________) or, if less, the aggregate outstanding principal under the Revolving Credit extended by the Bank under the Loan and Agency Agreement dated the date hereof (the "Loan Agreement") by and between the Borrowers, the Bank and the other banks listed on the signature pages thereof and Meridian Bank, its successors and assigns, as agent (the "Agent"). Terms capitalized but not defined herein shall have the meanings given to them respectively in the Loan Agreement, and reference is made to the Loan Agreement for a statement of the terms and conditions under which the loans evidenced hereby have been made, are secured, and may be prepaid or accelerated.

     Until maturity (whether by acceleration or otherwise) interest shall accrue on the outstanding principal balance hereof at the rate or rates provided for in the Loan Agreement. Subsequent to maturity, interest shall accrue at the Default Rate. Accrued interest shall be payable at the times provided for in the Loan Agreement and if not paid when due, shall be added to the principal.

     All amounts payable by the Borrowers to the Bank hereunder shall be paid directly to the Agent at One Liberty Place, 1650 Market Street, Suite 3600/OL3620, Philadelphia, Pennsylvania 19103 (or at such other address of which the Agent shall give notice to the Borrowers in accordance with the Loan Agreement) in immediately available funds.

     Each Borrower hereby waives the requirements of demand, presentment, protest, notice of protest and dishonor and all other demands or notices of any kind in connection with the delivery, acceptance, performance, default, dishonor or enforcement of this Note.

     The construction, interpretation and enforcement of this Note shall be governed by the internal laws of the Commonwealth of Pennsylvania.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, each Borrower has caused this Note to be executed by its duly authorized officer as of the day and year first above written.

                                           PCI SERVICES, INC.

                                           By:__________________________
                       Title:


                                           PACKAGING COORDINATORS, INC.

                                           By:__________________________
                       Title:


                                           PCI OF VIRGINIA, INC.

                                           By:__________________________
                       Title:


                                           PCI/DELVCO, INC.

                                           By:__________________________
                       Title:


                                           PCI/TRI-LINE (USA), INC.

                                           By:__________________________
                       Title:


                                           PCI HOLDINGS, INC.

                                           By:__________________________
                       Title:


                                           P.C. REALTY, INC.

                                           By:__________________________
                       Title:

                                EXHIBIT "2.3(c)"

                         FORM OF EQUIPMENT FACILITY NOTE

$____________                                        Philadelphia, Pennsylvania
                                                          ______________ , 1996


     FOR VALUE RECEIVED, PCI SERVICES, INC., a Delaware corporation, PACKAGING COORDINATORS, INC., a Pennsylvania corporation, PCI OF VIRGINIA, INC., a Delaware corporation, PCI/DELVCO, INC., a Delaware corporation, PCI/TRI-LINE
(USA), INC., a Delaware corporation, PCI HOLDINGS, INC., a Delaware corporation and P.C. REALTY, INC., a Delaware corporation (collectively, the "Borrowers" and individually, a "Borrower"), hereby jointly and severally promise to pay to the order of MERIDIAN BANK (the "Bank") on the Equipment Facility Termination Date the aggregate principal amount of _____________ DOLLARS ($__________) or, if less, the aggregate outstanding principal under the Equipment Facility Loans extended by the Bank under the Loan and Agency Agreement (the "Loan Agreement") dated the date hereof by and between the Borrowers, the Bank and the other banks listed on the signature pages thereof and Meridian Bank, its successors and assigns, as agent (the "Agent"). Terms capitalized but not defined herein shall have the meanings given to them respectively in the Loan Agreement, and reference is made to the Loan Agreement for a statement of the terms and conditions under which the loans evidenced hereby have been made, are secured, and may be prepaid or accelerated.

     Until maturity (whether by acceleration or otherwise) interest shall accrue on the outstanding principal balance hereof at the rate or rates provided for in the Loan Agreement. Subsequent to maturity, interest shall accrue at the Default Rate. Accrued interest shall be payable at the times provided for in the Loan Agreement, and if not paid when due, shall be added to the principal.

     All amounts payable by the Borrowers to the Bank hereunder shall be paid directly to the Agent at One Liberty Place, 1650 Market Street, Suite 3600/OL3620, Philadelphia, Pennsylvania 19103 (or at such other address of which the Agent shall give notice to the Borrowers in accordance with the Loan Agreement) in immediately available funds.

     Each Borrower hereby waives the requirements of demand, presentment, protest, notice of protest and dishonor and all other demands or notices of any kind in connection with the delivery, acceptance, performance, default, dishonor or enforcement of this Note.



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     The construction, interpretation and enforcement of this Note shall be governed by the internal laws of the Commonwealth of Pennsylvania.


                                        2

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     IN WITNESS WHEREOF, and intending to be legally bound hereby, each Borrower has caused this Note to be executed by its duly authorized officer as of the day and year first above written.


                                       PCI SERVICES, INC.

                                       By:__________________________
                                       Title:

                                       PACKAGING COORDINATORS, INC.

                                       By:__________________________
                                       Title:

                                       PCI OF VIRGINIA, INC.

                                       By:__________________________
                                       Title:

                                       PCI/DELVCO, INC.

                                       By:__________________________
                                       Title:_______________________

                                       PCI/TRI-LINE (USA), INC.

                                       By:__________________________
                                                 Title

                                        PCI HOLDINGS, INC.

                                       By:__________________________
                                       Title:

                                       P.C. REALTY, INC.

                                       By:__________________________
                                                 Title:

                                        3
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                                EXHIBIT "2.3(e)"

                        FORM OF EQUIPMENT TERM LOAN NOTE

$____________                                        Philadelphia, Pennsylvania
                                                         _______________,______


     FOR VALUE RECEIVED, PCI SERVICES, INC., a Delaware corporation ("PCI Services"), PACKAGING COORDINATORS, INC., a Pennsylvania corporation ("Packaging Coordinators"), PCI OF VIRGINIA, INC., a Delaware corporation ("Virginia"), PCI/DELVCO, INC., a Delaware corporation ("Delvco"), PCI/TRI-LINE (USA), INC., a Delaware corporation ("PCI/Tri-Line"), PCI HOLDINGS, INC., a Delaware _________ corporation ("Holdings"), and P.C. REALTY, INC., a Delaware corporation ("Realty"; together with PCI Services, Packaging Coordinators, Virginia, Delvco, PCI/Tri-Line and Holdings collectively referred to as the "Borrowers," and individually a "Borrower"), hereby promise to pay to the order of _____________ ______________ (the "Bank") the principal amount of DOLLARS ($ ) in consecutive quarterly installments equal to $_________ beginning on , and a final _________ installment of all remaining principal due and payable on , . This Equipment Term Loan Note is issued under the Loan and Agency Agreement dated February , 1996 (the "Loan Agreement") by and between the Borrowers, the banks listed on the signature pages thereof and the Agent. Terms capitalized but not defined herein shall have the meanings given to them respectively in the Loan Agreement. This Note is one of the Equipment Term Loan Notes referred to in the Loan Agreement, and reference is made to the Loan Agreement for a statement of the terms and conditions under which the loans evidenced hereby have been made, are secured, and may be prepaid or accelerated.

     Until maturity or the occurrence of an Event of Default, interest shall accrue on the outstanding principal balance hereof at a rate or rates as provided for in the Loan Agreement. Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed. Subsequent to maturity or the occurrence of an Event of Default, interest shall accrue at the Default Rate. Accrued interest shall be payable at the times provided for in the Loan Agreement and if not paid when due, shall be added to the principal.

     All amounts payable by the Borrowers to the Bank hereunder shall be paid directly to the Agent at One Liberty Place, 1650 Market Street, Suite 3600/OL3620, Philadelphia, Pennsylvania 19103 (or at such other address of which the Agent shall give notice to the Borrowers in accordance with the Loan Agreement) in immediately available funds.

     Each Borrower hereby waives the requirements of demand, presentment, protest, notice of protest and dishonor and all other demands or notices of any kind in connection with the delivery, acceptance, performance, default, dishonor or enforcement of this Note.

     The construction, interpretation and enforcement of this Note shall be governed by the internal laws of the Commonwealth of Pennsylvania.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the Borrowers have caused this Note to be executed by its duly authorized officers as of the day and year first above written.


                                        PCI SERVICES, INC.,

                                        By: _____________________

                                        PACKAGING COORDINATORS, INC.,

                                        By: _____________________

                                        PCI OF VIRGINIA, INC.,

                                        By: _____________________

                                        PCI/DELVCO, INC.,

                                        By: _____________________

                                        PCI/TRI-LINE (USA), INC.,

                                        By: _____________________

                                        PCI HOLDINGS, INC.,

                                        By: _____________________

                                        P.C. REALTY, INC.,

                                        By: _____________________

                                        THE TRI-LINE CO., INC.

                                        By: _____________________

                                EXHIBIT 11.12(c)

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


     ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") dated as of , 1996 among (the "Assignor"), (the "Assignee"), PCI SERVICES, INC., a Delaware corporation ("PCI Services"), PACKAGING COORDINATORS, INC., a Pennsylvania corporation ("Packaging Coordinators"), PCI OF VIRGINIA, INC., a Delaware corporation ("Virginia"), PCI/DELVCO, INC., a Delaware corporation ("Delvco"), PCI/TRI-LINE (USA), INC., a Delaware corporation ("PCI/Tri-Line"), PCI HOLDINGS, INC., a Delaware corporation ("Holdings"), and P.C. REALTY, INC., a Delaware corporation ("Realty"; together with PCI Services, Packaging Coordinators, Virginia, Delvco, PCI/Tri-Line and Holdings collectively referred to as the "Borrowers," and individually a "Borrower") and MERIDIAN BANK, as Agent (the "Agent").


                                   BACKGROUND

     A. This Agreement relates to the Loan and Agency Agreement dated as of ___________________, 1996 among the Borrowers, the Assignor and the other Banks party thereto, as Banks, and the Agent (the "Loan Agreement"). Terms capitalized but not defined herein shall have the meaning given such terms in the Loan Agreement.

     B. As provided under the Loan Agreement, the Assignor has a Commitment to make (i) Revolving Credit Loans to the Borrowers in an aggregate principal amount at any time outstanding not to exceed $__________; (ii) a Term Loan to the Borrowers in an aggregate principal amount at any time outstanding not to exceed $__________; and (iii) Equipment Facility Loans to the Borrowers in an aggregate principal amount at any time outstanding not to exceed $ .

     C. Loans made to the Borrowers by the Assignor under the Loan Agreement in the aggregate principal amount of $_____________ are outstanding at the date hereof.

     D. The Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Loan Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     SECTION 1. Assignment. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, WITHOUT RECOURSE, REPRESENTATION OR WARRANTY (except as expressly set forth herein), a _____ percent (___%) interest in and to all of the Assignor's rights and obligations under the Loan Agreement as of the Effective Date (as defined below), including without limitation, such percentage interest in the Assignor's Revolving Credit Commitment, its Term Loan Commitment and its Equipment Facility Commitment as in effect on the Effective Date, the Loans owing to the Assignor on the Effective Date and the Notes evidencing the outstanding Loans held by the Assignor.

     SECTION 2. Assignor Representations and Warranties. The Assignor represents and warrants that (i) as of the date hereof, its Revolving Credit Commitment is $______________ and the unpaid principal amount of the Revolving Credit Loans owing to the Assignor is $_________________, (ii) as of the date hereof, its Term Loan Commitment is $______ and the unpaid principal amount of the Term Loans owing to the Assignor is $_________ , (iii) as of the date hereof, its Equipment Facility Commitment is $___________________ and the unpaid principal amount of Equipment Facility Loans and Equipment Term Loans owing to the Assignor is $ , (iv) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim. The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or any of the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any of the Loan Documents or any other instrument or document furnished pursuant thereto and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of its respective obligations under the Loan Agreement or any of the Loan Documents or any other instrument or document furnished pursuant thereto. The Assignor attaches the Notes referred to in paragraph 1 above and requests that the Agent exchange such Notes for new Notes as follows:

          -------------------------------------------------------------------

          -------------------------------------------------------------------

          -------------------------------------------------------------------


     SECTION 3. Assignee Agreements. The Assignee (i) confirms that it has received a copy of the Loan Agreement, together with copies of the financial statements (if any) referred to in

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Section 6.2 of the Loan Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (iii) appoints and authorizes the Agent to take such actions on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof; (iv) agrees that it will become a party to and be bound by the Loan Agreement on the Effective Date as if it were an original Bank thereunder and will have the rights and obligations of a Bank thereunder and will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Bank;
and (v) specifies as its address for notices the office set forth beneath its name on the signature pages thereof.

     SECTION 4. Effective Date. The effective date of this Agreement shall be _______________, ____(the "Effective Date"). Following the execution of this Agreement, it will be delivered to the Agent for acceptance and recording by the Agent. Upon such acceptance and recording, as of the Effective Date (i) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Agreement, have the rights and obligations of a Bank thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent provided in this Agreement, relinquish its rights and be released from its obligations under the Loan Agreement and the Revolving Credit Commitment, Term Loan Commitment, Equipment Facility Commitment and Commitment Percentages related thereto of the Assignor and the Assignee shall be as set forth in Schedule I hereto. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments under the Loan Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, commitment fees and other fees with respect thereto) to the Assignor and the Assignee as their interests appear on Schedule I hereto. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Loan Agreement and the Notes for periods prior to the Effective Date directly between themselves.

     SECTION 5. Consent of the Borrowers and the Agent. This Agreement is conditioned upon the consent of the Borrowers and the Agent pursuant to Section 11.12(c) of the Loan Agreement. The execution of this Agreement by the Borrowers and the Agent is evidence of this consent. Pursuant to Section 11.12(c) the Borrowers agree to execute and deliver a Note payable to the

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order of the Assignee to evidence the assignment and assumption provided for herein.

     SECTION 6. Payments. The Assignor makes this assignment to the Assignee in consideration of the payment by the Assignee to the Assignor of $______________, receipt of which is hereby acknowledged by the Assignor. It is understood that commitment and/or facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agree that if it receives any amount under the Loan Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

     SECTION 7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     SECTION 8. Tax Withholding. The Assignee, if organized under the laws of a jurisdiction outside the United States, attaches (A) in the case of an Assignee as to which payments under the Loan Agreement and the Notes are exempt from United States withholding tax, or are subject to such tax at a reduced rate under an applicable tax treaty, a properly completed and executed Internal Revenue Service Form W-9, Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's entitlement to such exemption or reduced rate with respect to all such payments; or (B) in the case of an Assignee not described in clause (A) above, a properly completed and executed Internal Revenue Service Form W-8 or other applicable form or a certificate of the Assignee indicating that no such exemption or reduced rate is allowable with respect to such payments. The Assignee which so delivers a Form W-8, W-9, 4224 or 1001 further undertakes to deliver to the Borrowers and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrowers or the Agent, either certifying that such Assignee is entitled to receive payments under the Loan Agreement and the Notes without deduction or withholding of any United States federal income taxes or are subject to such tax at a reduced rate under an applicable tax treaty or stating that no such exemption or reduced rate is allowable. The Agent shall be entitled to withhold United States federal income taxes from payments to be made to Assignee at the full withholding rate

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unless Assignee has established an exemption or at the applicable reduced rate as established pursuant to the above provisions.

     SECTION 9. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                                   [NAME OF ASSIGNOR]

                                   By:_____________________________
                                            Title:

                                   [NAME OF ASSIGNEE]

                                   By:_____________________________
                                            Title:

                                   Notice Address:
                                   _________________________________
                                   _________________________________
                                   Telephone No.: __________________
                                   Telecopier No.:__________________
                                   Attention:_______________________

                                   PCI SERVICES, INC.,

                                   By: ____________________________

                                   PACKAGING COORDINATORS, INC.,

                                   By: ____________________________

                                   PCI OF VIRGINIA, INC.,

                                   By: ____________________________

                                   PCI/DELVCO, INC.,

                                   By: ___________________________

                                   PCI/TRI-LINE (USA), INC.,

                                   By: ___________________________

                                   PCI HOLDINGS, INC.,

                                   By: ___________________________

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                                   P.C. REALTY, INC.,

                                   By: ___________________________

                                   THE TRI-LINE CO., INC.

                                   By: ___________________________


                                   MERIDIAN BANK, as Agent

                                   By:____________________________
                                      Title:

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                      Amount of
                      Revolving Credit
                      Commitment                       Amount of Revolving
                      for Revolving Credit             Credit Loans held
                      Loans as of the                  as of the
                      Effective Date                   Effective Date

[Assignor]            $______________                  $______________


[Assignee]            $______________                  $_______________



                      Amount of
                      Term Loan Commitment             Amount of Term Loans
                      for Term Loans as of             held as of the
                      the Effective Date               Effective Date

[Assignor]            $______________                  $______________


[Assignee]            $______________                  $_______________



                      Amount of
                      Equipment Facility
                      Commitment
                      for Equipment
                      Facility Loans and               Amount of
                      Equipment Term Loans             Equipment Facility
                      as of the                        Loans held as of the
                      Effective Date                   Effective Date

[Assignor]            $______________                  $______________


[Assignee]            $______________                  $______________


                                                       Amount of Equipment
                                                       Facility Term Loans
                                                       held as of the
                                                       Effective Date

[Assignor]                                             $______________


[Assignee]                                             $______________

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